SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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[_]  Confidential, For Use of the                        § 240.14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
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REGENERON PHARMACEUTICALS, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

April 28, 2008

Dear Fellow Shareholder:

     It is my pleasure to invite you to attend the 2008 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 13, 2008 at 10:30 in the morning at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

     The Notice of Annual Meeting and proxy statement in this mailing describe the items we plan to address at the meeting. We will also present a brief report on our business and give you the opportunity to ask questions of interest to Regeneron’s shareholders.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote by completing the accompanying proxy and returning it in the enclosed prepaid envelope, or by voting through the Internet or by phone using the procedures described in the accompanying proxy statement and proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously submitted a proxy.

     I look forward to seeing you on June 13th.

Sincerely,

P. Roy Vagelos, M.D.
Chairman of the Board of Directors

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591
_____________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_____________

     The 2008 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) will be held on Friday, June 13, 2008, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

(1)	to elect three directors for a term of three years;

(2)	to approve the amendment and restatement of the Company’s 2000 Long-Term Incentive Plan, as amended (the “2000 Plan”), which increases by 10,000,000 the number of shares of common stock authorized for issuance under the 2000 Plan, extends the term of the 2000 Plan until December 31, 2013 and includes certain “best practices” in stock plan design, which approval shall also constitute re-approval for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended, of certain performance goals in the 2000 Plan that may be applied to awards thereunder;

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008; and

(4)	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     The board of directors has fixed the close of business on April 15, 2008 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

As Authorized by the Board of Directors,

Stuart Kolinski
Senior Vice President, General Counsel and Secretary

April 28, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 13, 2008: The Proxy Statement and Annual Report to Shareholders are available at http://ww3.ics.adp.com/streetlink/regn.

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

April 28, 2008

______________

PROXY STATEMENT
______________

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

     We are providing these proxy materials to you because Regeneron’s board of directors is asking (technically called soliciting) holders of the Company’s common stock, par value $.001 per share (sometimes referred to in this proxy statement as “Common Stock”) and Class A stock, par value $.001 per share (“Class A stock”) to provide proxies to be voted at our 2008 Annual Meeting of Shareholders. The Annual Meeting is scheduled for June 13, 2008, commencing at 10:30 a.m. at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and your proxy will be used at the Annual Meeting or at any adjournment(s) or postponement(s) of the meeting. The Notice of Annual Meeting of Shareholders, this proxy statement, and the enclosed proxy card are being mailed to shareholders beginning on or about May 9, 2008.

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record at the close of business on the record date, April 15, 2008, are entitled to vote at the Annual Meeting shares of common stock and/or Class A stock held on that date. As of April 15, 2008, 76,848,479 shares of common stock and 2,257,698 shares of Class A stock were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share.

What are you being asked to vote on?

     We are asking you to vote on:

  the election of three directors for a three-year term;

  approval of the amendment and restatement of the Company’s 2000 Long-Term Incentive Plan, as amended (the “2000 Plan”), in the form attached to this proxy statement as Appendix A, which increases by 10,000,000 the number of shares of common stock authorized for issuance under the 2000 Plan, extends the term of the 2000 Plan until December 31, 2013 and includes certain “best practices” in stock plan design, which approval shall also constitute re-approval for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended, of certain performance goals in the 2000 Plan that may be applied to awards thereunder; and

  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.

How can you vote?

     You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. The meeting will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, NY 10591. If you are planning to attend the meeting, directions to this location are available on our website at www.regeneron.com.

     If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed in your proxy. If you sign and timely return your proxy card, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted FOR the proposal. The board of directors knows of no matter, other than those indicated above under “What are you being asked to vote on?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card will use their discretion as to how to vote shares represented by duly executed and timely returned proxies.

     If you attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the Annual Meeting a “legal proxy” authorizing you to vote your “street name” shares held as of the record date.

How do you vote by proxy?

     You may vote by proxy (1) by completing, signing, dating, and returning your proxy card in the enclosed envelope, (2) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 12, 2008, or (3) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 12, 2008. If your shares are held in “street name” through a broker, bank, or other nominee, you should provide written instructions to the nominee on how to vote your shares. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

If you are a Regeneron employee or former employee, how do you vote shares in the Company Stock Fund in your 401(k) account?

     If you participate in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Capital Bank and Trust Company, the plan’s trustee, (1) by completing, signing, dating, and returning your proxy card in the enclosed envelope, (2) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 12, 2008, or (3) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 12, 2008. The trustee will vote your shares in accordance with your duly executed instructions. If you fail to sign or timely return the proxy voting instructions, whether by mail, by telephone, or over the Internet, the trustee will vote your shares as “ABSTAIN.”

Can you change your vote or revoke your proxy?

     Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (i) file with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the Annual Meeting. If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

What constitutes a quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders of the majority of the votes of the shares of common stock and Class A stock issued and outstanding and entitled to vote on the record date, taken together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum. Broker non-votes will also be counted as present for purposes of establishing a quorum. Broker non-votes occur when shares held by a shareholder in “street name” are not voted with respect to a proposal because the broker has not received voting instructions from the shareholder, and the broker lacks the discretionary voting power to vote the shares. Brokers holding your shares in their name will have discretionary voting power to vote those shares with respect to the election of directors (Proposal No. 1) and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008 (Proposal No. 3) without instruction from you, and, accordingly, broker non-votes will not occur with respect to either of these two proposals. Broker non-votes may occur with respect to approving the amendment and restatement of the 2000 Plan (Proposal No. 2), as this proposal is considered a non-routine matter and brokers holding your shares in their name will not have discretionary voting power to vote those shares with respect to Proposal No. 2.

What vote is required to approve each item?

     The election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. Approval of the amendment and restatement of the 2000 Plan and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008 require the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Shares represented by proxies which are marked “WITHHELD” with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote on this proposal and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked “ABSTAIN” with regard to the approval of the amendment and restatement of the 2000 Plan (Proposal No. 2) and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008 (Proposal No. 3) will have no effect on the outcome of the vote on these proposals because abstentions do not constitute votes cast. Broker non-votes that may occur with respect to the approval of the amendment and restatement of the 2000 Plan (Proposal No. 2) are not considered votes cast and therefore will have no effect on the outcome of the vote on this proposal.

What are the board’s recommendations?

     The board of directors recommends that you vote:

  FOR election of the three nominated directors;

  FOR approval of the amendment and restatement of the 2000 Plan to increase by 10,000,000 the number of shares of common stock authorized for issuance under the 2000 Plan, extend the term of the 2000 Plan until December 31, 2013 and include certain “best practices” in stock plan design, which approval shall also constitute re-approval for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended, of certain performance goals that may be applied to awards thereunder; and

  FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     According to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently three Class II Directors whose terms expire at the 2008 Annual Meeting, three Class I Directors whose terms expire at the 2010 Annual Meeting, and four Class III Directors whose terms expire at the 2009 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

     Biographical information is given below, as of April 15, 2008, for each nominee for Class II Director whose current term of office expires at the 2008 Annual Meeting, and for each Class I and Class III Director whose term of office will continue after the 2008 Annual Meeting. The board of directors, upon the recommendation of the Corporate Governance Committee, has nominated for election at the 2008 Annual Meeting Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., and P. Roy Vagelos, M.D. as Class II Directors for a three-year term expiring at the 2011 Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders.

The Board Unanimously Recommends a Vote FOR the Election of Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., and P. Roy Vagelos, M.D. as Class II Directors for a Term Expiring at the 2011 Annual Meeting.

Nominees for Class II Directors for Election at the 2008 Annual Meeting
for a Term Expiring at the 2011 Annual Meeting

Alfred G. Gilman, M.D., Ph.D.	ALFRED G. GILMAN, M.D., Ph.D., 66, a co-founder of the Company, has been a Director of the Company since July 1990. Dr. Gilman has served as Dean of the University of Texas Southwestern Medical School since 2005 and has held the Raymond and Ellen Willie Distinguished Chair in Molecular Neuropharmacology at the University of Texas Southwestern Medical School since 1987. Dr. Gilman is a member of the National Academy of Sciences, and he received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company.

Joseph L. Goldstein, M.D.	JOSEPH L. GOLDSTEIN, M.D., 67, has been a Director of the Company since June 1991. Dr. Goldstein has been the Professor of Medicine and Genetics and Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985.

P. Roy Vagelos, M.D.	P. ROY VAGELOS, M.D., 78, has been Chairman of the Board of the Company since January 1995. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., a global pharmaceutical company. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos is the Chairman of the Board of Theravance, Inc.

Class I Directors Continuing in Office Term Expires at the 2010 Annual Meeting

Leonard S. Schleifer, M.D., Ph.D.	LEONARD S. SCHLEIFER, M.D., Ph.D., 55, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical College (now called Weill Medical College of Cornell University), and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical College in the Departments of Neurology and Neurobiology. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

Eric M. Shooter, Ph.D.	ERIC M. SHOOTER, Ph.D., 83, a co-founder of the Company, has been a Director since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968 and is now a Professor Emeritus. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. Dr. Shooter is a Fellow of the Royal Society of England and a member of the National Academy of Sciences.

George D. Yancopoulos, M.D., Ph.D.	GEORGE D. YANCOPOULOS, M.D., Ph.D., 48, has been Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. Dr. Yancopoulos is a member of the National Academy of Sciences.

Class III Directors Continuing in Office Term Expires at the 2009 Annual Meeting

Charles A. Baker	CHARLES A. BAKER, 75, has been a Director of the Company since February 1989. In September 2000, Mr. Baker retired as Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a biopharmaceutical company, a position he had held since December 1989. During his career, Mr. Baker served in a senior management capacity in various other pharmaceutical companies, including tenures as Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International, and various senior executive positions at Abbott Laboratories and Pfizer, Inc. Mr. Baker currently is a member of the Board of Directors of Progenics Pharmaceuticals, Inc.

Michael S. Brown, M.D.	MICHAEL S. BROWN, M.D., 67, has been a Director of the Company since June 1991. Dr. Brown is Professor of Medicine and Genetics and the Director of the Center for Genetic Diseases at the University of Texas Southwestern Medical Center at Dallas, a position he has held since 1985. His scientific contributions in cholesterol and lipid metabolism were made in collaboration with Dr. Joseph L. Goldstein. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985. Dr. Brown is a member of the Board of Directors of Pfizer, Inc.

Arthur F. Ryan	ARTHUR F. RYAN, 65, has been a Director of the Company since January 2003. Mr. Ryan is the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world and also served as Chief Executive Officer until December 2007. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990.

George L. Sing	GEORGE L. SING, 58, has been a Director of the Company since January 1988. Since 1998, he has been a Managing Director of Lancet Capital, a venture capital investment firm in the healthcare field. Since January 2004, Mr. Sing has served as Chief Executive Officer of Stemnion, Inc., a bio-medical company in the regenerative medicine field.

Procedures Relating to Nominees

     The Corporate Governance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record, if the shareholder submits the nomination in compliance with the requirements of our by-laws and the Guidelines Regarding Director Nominations, which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page.

     In considering potential candidates for the board of directors, the Corporate Governance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; and (7) such other factors as the Corporate Governance Committee may determine from time to time.

     In the case of an incumbent director whose term of office is set to expire, the Corporate Governance Committee reviews such director’s overall service to the Company during the director’s term. In the case of a new director candidate, the Corporate Governance Committee reviews whether the nominee is “independent,” based on applicable NASDAQ listing standards and applicable Securities and Exchange Commission and New York State rules and regulations, if necessary.

     The Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. The Corporate Governance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance Committee.

Shareholder Communications with Directors

     The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or to a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Board Committees

     The board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a Compensation Committee, and a Corporate Governance Committee, each of which is comprised entirely of independent directors. The board also has a standing Technology Committee. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page. Set forth below is a summary description of our board committees.

BOARD COMMITTEES AND MEETINGS

     We show below information on the membership, key functions, and number of meetings of each board committee during 2007.

Number of
Meetings
Name of Committee and Members	Key Functions of the Committee	Held in 2007
AUDIT

George L. Sing, Chairman Charles A. Baker Arthur F. Ryan

  Select the independent registered public accounting firm, review and approve its engagement letter, and monitor its independence and performance.

  Review the overall scope and plans for the annual audit by the independent registered public accountants.

  Approve performance of non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.

  Review and approve the Company’s periodic financial statements and the results of the year-end audit.

  Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

  Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company’s Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis.

  Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures.

  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  Review and approve any related person transaction.

  Prepare an annual report of the Audit Committee for inclusion in the proxy statement and annually evaluate the Audit Committee Charter.

9

COMPENSATION

Charles A. Baker, Chairman Joseph L. Goldstein, M.D. George L. Sing

  Evaluate the performance of the Chief Executive Officer and other executive officers of the Company and, subject to obtaining prior approval of the Chief Executive Officer’s compensation by the non-employee members of the board of directors, approve compensation for such employees.

  Approve the total compensation budget for all Company employees.

  Oversee the Company’s compensation and benefit philosophy and programs generally.

  Prepare an annual report of the Compensation Committee for inclusion in the proxy statement.

  Review and approve the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

9

		Number of
		Meetings
Name of Committee and Members	Key Functions of the Committee	Held in 2007
CORPORATE GOVERNANCE

Alfred G. Gilman, M.D., Ph.D., Chairman Michael S. Brown, M.D. Arthur F. Ryan	Identify qualified individuals to become members of the board and recommend such candidates to the board. Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board. Make recommendations to the board regarding non-employee director compensation. Make recommendations to the board regarding corporate governance matters and practices.	3

TECHNOLOGY

Michael S. Brown, M.D., Chairman Alfred G. Gilman, M.D., Ph.D. Joseph L. Goldstein, M.D. Eric M. Shooter, Ph.D. P. Roy Vagelos, M.D.	Review and evaluate the Company’s research and clinical development programs, plans, and policies.	2

     The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer or our principal financial and accounting officer by posting such information on our website (www.regeneron.com) where it is accessible through the same link noted above.

     The board of directors has determined that each of the following directors is independent as defined in the listing standards of the NASDAQ Stock Market LLC: Charles A. Baker, Michael S. Brown, M.D., Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., Arthur F. Ryan, Eric M. Shooter, Ph.D., and George L. Sing.

     The board of directors has determined that each of the current members of the Audit Committee, Messrs. Baker, Ryan, and Sing, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, is independent under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and is independent as defined for audit committee members in the listing standards of the NASDAQ Stock Market LLC.

Board Meetings and Attendance of Directors

     The board held five regular meetings and one special meeting in 2007. All directors attended more than 75% of the total number of meetings of the board and committees of the board held while they were members. Commencing in 2004, at the recommendation of the Corporate Governance Committee, the board adopted the practice of conducting executive sessions of independent directors following each regularly scheduled board meeting. Board members are expected to attend the Company’s Annual Meeting of Shareholders absent a pressing reason, although the Company has no formal policy on the matter. All of the directors, with the exception of Dr. Brown, attended our 2007 Annual Meeting of Shareholders.

Compensation of Directors

     The board of directors determines the compensation of non-employee directors in conjunction with recommendations made by the Corporate Governance Committee. The Corporate Governance Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board of directors when appropriate. The Corporate Governance Committee did not recommend any changes in compensation for non-employee directors for the fiscal year ended December 31, 2007.

     Directors who are employees receive no additional compensation for serving on our board of directors or its committees. Non-employee directors receive an annual retainer of $15,000 and a fee of $5,000 for each regular board meeting attended in person or, once a year, by telephone or videoconference. The Chairman of the Audit Committee receives an additional retainer of $5,000 per year. Each non-employee director also receives an annual committee fee of $5,000 for his service on each standing committee of the board of which he is a member. Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which may include travel, hotel, and food and entertainment expenses.

     Pursuant to the terms of the 2000 Long-Term Incentive Plan, each non-employee director receives an automatic grant of a stock option to purchase 15,000 shares of common stock on the first business day of each year, with an exercise price equal to the fair market value of a share of common stock on the date of grant. These stock options are exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years and expire ten years following the date of grant. Since 2001, stock options granted to directors have included a “reload” provision. However, as described below under “Proposal No. 2: Amendment and Restatement of 2000 Long-Term Incentive Plan – Description of Material Terms of 2000 Plan – Best Practices Included in 2000 Plan,” additional grants of stock options with a “reload” feature will not be permitted under the amended and restated 2000 Plan. Non-employee directors who use shares of common stock held for at least six months to pay the exercise price of a previously granted stock option that includes a “reload” provision receive a new stock option to purchase shares of common stock in an amount equal to the number of shares surrendered to pay the exercise price of the “reload” stock options. The new stock option is granted at an exercise price equal to the fair market value of a share of common stock on the date of grant of the new stock option, has an expiration date that is the same as that of the initial stock option award, and does not include a “reload” provision.

     Since 2002, stock options granted to non-employee directors have included a double-trigger “change of control” provision, which would cause the immediate vesting of the stock options in the event that a director’s service as a member of the board is terminated without cause within two years of a change of control of the Company. Each non-employee director would have the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code.

     On December 31, 1998, we entered into an employment agreement with the Chairman of the board of directors, Dr. Vagelos. Dr. Vagelos did not become an officer of the Company or change his title. Pursuant to the terms of his employment agreement, Dr. Vagelos receives an annual salary of $100,000. In the employment agreement, we agreed to recommend to the Compensation Committee that Dr. Vagelos be granted stock option grants for calendar years 2000 through 2003 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option award granted to an officer of the Company.

     On December 17, 2007, the Compensation Committee granted Dr. Vagelos stock options to purchase 312,500 shares of common stock, at an exercise price of $21.92 per share, the fair market value per share of our common stock on the date of grant. This represented 125% of the highest annual stock option award granted to an officer in 2007, consistent with a practice followed by the Compensation Committee in prior years and the practice under Dr. Vagelos’s employment agreement. In making this award, the Compensation Committee took into consideration Dr. Vagelos’s active involvement in and significant contributions to the Company in 2007. The stock option award granted to Dr. Vagelos vests over four years and contains “reload” and “change of control” provisions identical to the ones described above for the non-employee directors. Pursuant to the terms of Dr. Vagelos’s employment agreement, if he dies or is disabled during the term of his employment, all stock options granted to him by the Company will immediately become vested and exercisable.

     The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2007 in accordance with the policies, plans, and employment agreement described above:

DIRECTOR COMPENSATION

					Change in
	Fees				pension value
	earned		Option	Non-equity	and nonqualified
	or paid	Stock	awards	incentive plan	deferred	All other
	in cash	awards	($)	compensation	compensation	compensation	Total
Name	($)	($)	(1) (2)	($)	earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles A. Baker	50,000	—	194,916	—	—	—	244,916
Michael S. Brown	50,000	—	194,916	—	—	—	244,916
Alfred G. Gilman	50,000	—	194,916	—	—	—	244,916
Joseph L. Goldstein	50,000	—	194,916	—	—	—	244,916
Arthur F. Ryan	50,000	—	194,916	—	—	—	244,916
Eric M. Shooter	45,000	—	194,916	—	—	—	239,916
George L. Sing	55,000	—	194,916	—	—	—	249,916
P. Roy Vagelos	—	—	3,398,289	—	—	100,000 (3)	3,498,289
____________________

(1)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) of option awards pursuant to the Company’s 2000 Long-Term Incentive Plan and thus include amounts from option awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008, but do not include estimates of forfeitures.

(2)	At December 31, 2007, the directors had the following stock option awards outstanding: Mr. Baker: 140,000, Dr. Brown: 130,000, Dr. Gilman: 140,000, Dr. Goldstein: 125,000, Mr. Ryan: 85,000, Dr. Shooter: 120,000, Mr. Sing: 120,000, and Dr. Vagelos: 2,761,666.

(3)	Amount reflects the salary paid pursuant to the terms of our employment agreement with Dr. Vagelos.

EXECUTIVE OFFICERS OF THE COMPANY

     All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers are set forth below. Except as identified below, there are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

     LEONARD S. SCHLEIFER, M.D., Ph.D., 55, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical College (now called Weill Medical College of Cornell University), and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical College in the Departments of Neurology and Neurobiology. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

     GEORGE D. YANCOPOULOS, M.D., Ph.D., 48, has been Executive Vice President, Chief Scientific Officer and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University. Dr. Yancopoulos is a member of the National Academy of Sciences.

     MURRAY A. GOLDBERG, 63, has been Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer, and Assistant Secretary since December 2000. Prior to that date, he was Vice President, Finance and Administration, Chief Financial Officer, and Treasurer, positions he held since March 1995, and Assistant Secretary, a position he held since January 2000. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc., a biotechnology company, from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company, a diversified industrial company. Mr. Goldberg received his M.B.A. from the University of Chicago and a M.Sc. in Economics from the London School of Economics.

     STUART A. KOLINSKI, 42, has been Senior Vice President, General Counsel and Secretary since January 2007. Prior to that date, he served as Vice President, General Counsel and Secretary, a position he held since September 2000. Prior to joining the Company, Mr. Kolinski was an Assistant General Counsel at Warner-Lambert Company, a global pharmaceutical company. Mr. Kolinski was employed by Warner-Lambert Company from September 1994 until August 2000. Prior to joining Warner-Lambert Company, Mr. Kolinski was an associate with the law firm of Simpson Thacher & Bartlett LLP. Mr. Kolinski received his J.D. from New York University School of Law.

     DOUGLAS S. McCORKLE, 51, has been Vice President, Controller and Assistant Treasurer since 2007. Prior to that date, he served as Controller and Assistant Treasurer since 1998. Prior to joining the Company, Mr. McCorkle was Controller of Intergen Company, a manufacturer of biopharmaceutical products, a position he held since 1997. From 1990 to 1996, Mr. McCorkle was employed with Coopers & Lybrand L.L.P. as a Business Assurance team member of the firm's “middle market” practice, where he served in various positions including Audit Manager from 1995 to 1996. Mr. McCorkle is a Certified Public Accountant in the State of New York.

     PETER POWCHIK, M.D., 51, has been Senior Vice President, Clinical Development since joining the Company in October 2006. Prior to joining the Company, Dr. Powchik was employed at several pharmaceutical companies, serving as Senior Vice President and Chief Medical Officer of Chugai Pharma USA, a position he held from May 2005 until October 2006. From April 2001 until May 2005, he held various senior clinical development positions at Novartis Pharmaceuticals Corporation, most recently as Vice President, US Clinical Development and Medical Affairs. Dr. Powchik held various clinical development positions with Sepracor Inc. and Pfizer, Inc. from October 1996 to April 2001. Dr. Powchik received his M.D. from New York University School of Medicine.

     WILLIAM G. ROBERTS, M.D., 50, has been Vice President, Regulatory Development and Clinical Safety since June 2007. Prior to that date, he served as Vice President, Regulatory Development, a position he held since May 1999. From 1993 until joining the Company, Dr. Roberts was employed by Merck & Co., Inc., a global pharmaceutical company, as an Associate Director, Gastroenterology Clinical Research and, subsequently, Director, Regulatory Affairs. He received his M.D. from the Columbia University College of Physicians & Surgeons. Dr. Roberts is a son-in-law of our Chairman, Dr. Vagelos.

     RANDALL G. RUPP, Ph.D., 60, has been Senior Vice President, Manufacturing Operations since March 2004. From December 2000 until March 2004, Dr. Rupp was Senior Vice President, Manufacturing and Process Sciences. Prior to December 2000, he was Vice President, Manufacturing and Process Science, a position he held since January 1992. Dr. Rupp was Director of Manufacturing from July 1991 until December 1992. He received his Ph.D. in Biomedical Sciences from the University of Texas, M.D. Anderson Hospital and Tumor Institution, Houston. Dr. Rupp will retire from the Company effective October 1, 2008.

     NEIL STAHL, Ph.D., 51, has been Senior Vice President, Research and Development Sciences since January 2007. Prior to that date, he served as Senior Vice President, Preclinical Development and Biomolecular Sciences, a position he held since December 2000. Prior to that date, he was Vice President, Preclinical Development and Biomolecular Sciences, a position he held since January 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

     ROBERT J. TERIFAY, 48, has been Senior Vice President, Commercial since joining the Company in February 2007. Prior to joining the Company, Mr. Terifay was employed at several biopharmaceutical companies. From January to October 2006, Mr. Terifay served as President and Chief Operating Officer of Arginox Pharmaceuticals. Prior to Arginox, Mr. Terifay was Senior Vice President, Business Operations at Synta Pharmaceuticals from March to December 2005. From February 2002 until March 2005, he held various senior commercial and marketing positions at Millennium Pharmaceuticals, Inc., most recently as Senior Vice President, Oncology Commercial. Mr. Terifay was Vice President Marketing at Cor Therapeutics, Inc. from 1996 until its acquisition by Millennium Pharmaceuticals, Inc. in February 2002. Mr. Terifay was Executive Vice President of Strategic Services at Saatchi & Saatchi, an advertising firm, from 1993 to 1996. From 1985 to 1993, he held various commercial and marketing positions at G.D. Searle & Company. Mr. Terifay received a Master of Management degree in Marketing and Health Service Management from the J.L. Kellogg Graduate School of Management, Northwestern University.

     DANIEL P. VAN PLEW, 35, has been Senior Vice President and General Manager, Industrial Operations and Product Supply since April 2008. Prior to that date, he served as Vice President and General Manager, Industrial Operations and Product Supply since joining the Company in July 2007. From 2006 until July 2007, Mr. Van Plew served as Executive Vice President, R&D and Technical Operations of Crucell Holland B.V., a global biopharmaceutical company. Between 2004 and 2006, Mr. Van Plew held positions of increasing responsibility at Chiron Biopharmaceuticals, part of Chiron Corporation, a biotechnology company, most recently as Senior Director, Vacaville Operations. From 1998 until 2004, Mr. Van Plew held various managerial positions in the health and life sciences practice at Accenture, Ltd., a management consulting business. Mr. Van Plew received a Master of Science degree in Chemistry from The Pennsylvania State University and a Masters of Business Administration from Michigan State University.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 15, 2008, the number of shares of the Company’s Class A stock and common stock beneficially owned by each of the Company’s directors, each of the Named Officers referred to under “Executive Compensation,” and all directors and executive officers as a group, based upon information obtained from such persons, and the percentage that such shares represent of the number of shares of outstanding common stock and Class A stock, respectively.

     The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,257,698 shares of Class A stock and 76,848,479 shares of common stock outstanding as of April 15, 2008, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage of common stock shown assumes the conversion on April 15, 2008 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

     In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options held by that person (and by directors and executive officers as a group) that are currently exercisable or exercisable within sixty days after April 15, 2008 were deemed to be outstanding. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

Management and Directors Stock Ownership Table as of April 15, 2008

	Shares of Class A Stock			Shares of Common Stock
	Beneficially Owned (1)			Beneficially Owned (1)
			Percent			Percent
Name of Beneficial Owner	Number		of Class	Number (2)		of Class
Leonard S. Schleifer, M.D., Ph.D.	1,740,065	(3)	77.1%	3,362,395	(8)	4.2%
P. Roy Vagelos, M.D.	0		*	3,195,135	(9)	4.1%
Charles A. Baker	62,384	(4)	2.8%	177,974	(10)	*
Michael S. Brown, M.D.	38,049	(5)	1.7%	155,049	(10)	*
Alfred G. Gilman, M.D., Ph.D.	76,237		3.4%	203,712	(10)	*
Joseph L. Goldstein, M.D.	52,000		2.3%	157,000	(11)	*
Arthur F. Ryan	0		*	70,000	(12)	*
Eric M. Shooter, Ph.D.	76,911	(6)	3.4%	181,911	(11)	*
George L. Sing	0		*	217,772	(11)	*
George D. Yancopoulos, M.D., Ph.D.	42,750	(7)	1.9%	1,844,174	(13)	2.4%
Murray A. Goldberg	0		*	284,902	(14)	*
Randall G. Rupp, Ph.D.	0		*	91,812	(15)	*
Neil Stahl, Ph.D.	0		*	279,625	(16)	*
All Directors and Executive Officers as a
Group (19 persons)	2,088,396		92.5%	10,731,402	(17)	12.6%

____________________

*	Represents less than 1%

(1)	The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).

(3)	Includes 29,275 shares of Class A stock held for the benefit of a son of Dr. Schleifer’s.

(4)	All shares of Class A stock are held by a limited partnership, of which Mr. Baker is a general partner.

(5)	Includes 2,700 shares of Class A stock held in trust for the benefit of Dr. Brown’s daughter, of which Dr. Brown is a trustee.

(6)	All shares of Class A stock are held in trust for the benefit of Dr. Shooter’s children (the Shooter Family Trust), of which Dr. Shooter is a trustee.

(7)	Includes 19,383 shares of Class A stock held in trust for the benefit of Dr. Yancopoulos’s children (of which Dr. Yancopoulos is a trustee) and excludes 205 shares of Class A stock held by Dr. Yancopoulos’s wife. Dr. Yancopoulos disclaims beneficial ownership of the shares of Class A stock held by his wife.

(8)	Includes 1,545,364 shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008 and 4,356 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 900 shares of common stock held for the benefit of a son of Dr. Schleifer’s.

(9)	Includes 1,973,750 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008 and 1,822 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 296,865 shares of common stock held in a charitable lead annuity trust, and 147,505 shares of common stock held in a separate grantor retained annuity trust, of which Dr. Vagelos is the trustee. Includes 203,199 shares of common stock held by the Marianthi Foundation, and 391,900 shares of common stock held by the Pindaros Foundation, both charitable foundations, of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.

(10)	Includes 115,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008.

(11)

Includes 105,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008.

(12)	All shares of common stock beneficially owned represent shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008.

(13)	Includes 1,234,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008, 500,000 shares of restricted stock which was granted on December 17, 2007 and vests 100% upon the fifth anniversary of the date of grant, and 4,330 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(14)	Includes 245,996 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008 and 4,356 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(15)	Includes 87,500 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008 and 4,312 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(16)	Includes 275,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008 and 4,275 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(17)	Includes 6,536,068 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008 and 33,223 shares of common stock held in accounts under the Company’s 401(k) Savings Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company is not aware of any director, executive officer or beneficial owner of more than 10% of our common stock who has not filed on a timely basis any report required by such Section 16(a) to be filed during or in respect of our fiscal year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

     The board of directors has adopted a written policy for the review, approval, or ratification of related person transactions. These are transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000, and a director, officer or more than 5% holder of our voting securities has a direct or indirect interest.

     The board of directors determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chairman of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

     When reviewing, approving, or ratifying a related person transaction, the Audit Committee will consider several factors, including the benefits to the Company, the impact of a director’s independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chairman of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

Transactions with Related Persons

     In November 2007, we and sanofi-aventis entered into a global, strategic collaboration to discover, develop, and commercialize fully human monoclonal antibodies. The collaboration is governed by a Discovery and Preclinical Development Agreement and a License and Collaboration Agreement. We received a non-refundable, up-front payment of $85.0 million from sanofi-aventis under the discovery agreement. In addition, sanofi-aventis will fund up to $475.0 million of our research for identifying and validating potential drug discovery targets and developing fully human monoclonal antibodies against such targets through December 31, 2012, subject to specified funding limits of $75.0 million for the period from the collaboration’s inception through December 31, 2008, and $100.0 million annually in each of the next four years. In 2007, Sanofi-aventis funded $3.7 million of our expenses under these agreements.

     For each drug candidate identified under the discovery agreement, sanofi-aventis has the option to license rights to the candidate under the license agreement. If it elects to do so, sanofi-aventis will co-develop the drug candidate with us through product approval. Under the license agreement, agreed upon worldwide development expenses incurred by both companies during the term of the agreement will be funded by sanofi-aventis, except that following receipt of the first positive Phase 3 trial results for a co-developed drug candidate, subsequent Phase 3 trial-related costs for that drug candidate (called Shared Phase 3 Trial Costs) will be shared 80% by sanofi-aventis and 20% by us. If the collaboration becomes profitable, we will be obligated to reimburse sanofi-aventis for 50% of development expenses that were fully funded by sanofi-aventis (or half of $0.7 million as of December 31, 2007) and 30% of Shared Phase 3 Trial Costs, in accordance with a defined formula based on the amounts of these expenses and our share of the collaboration profits from commercialization of collaboration products. If sanofi-aventis does not exercise its option to license rights to a particular drug candidate under the license agreement, we will retain the exclusive right to develop and commercialize such drug candidate, and sanofi-aventis will receive a royalty on sales, if any.

     The parties will equally share profits and losses from sales within the United States. The parties will share profits outside the United States on a sliding scale based on sales starting at 65% (sanofi-aventis)/35% (us) and ending at 55% (sanofi-aventis)/45% (us), and losses outside the United States at 55% (sanofi-aventis)/45% (us). In addition to profit sharing, we are entitled to receive up to $250.0 million in sales milestone payments, with milestone payments commencing only if and after aggregate annual sales outside the United States exceed $1.0 billion on a rolling 12-month basis.

     In connection with the antibody collaboration with sanofi-aventis, in December 2007, we sold sanofi-aventis 12 million newly issued, unregistered shares of common stock at an aggregate cash price of $312.0 million, or $26.00 per share of common stock. As a condition to the closing of this transaction, sanofi-aventis entered into an investor agreement with us. Under the investor agreement, sanofi-aventis has three demand rights to require us to use all reasonable efforts to conduct a registered underwritten public offering with respect to shares of the common stock beneficially owned by sanofi-aventis immediately after the closing of the transaction. Until the later of the fifth anniversaries of the expiration or earlier termination of the license and collaboration agreement and the existing collaboration agreement with sanofi-aventis for the development and commercialization of aflibercept, sanofi-aventis will be bound by certain “standstill” provisions. These provisions include an agreement not to acquire more than a specified percentage of the outstanding shares of Class A stock and common stock. The percentage is currently 25% and will increase to 30% after December 20, 2011. Sanofi-aventis has also agreed not to dispose of any shares of common stock that were beneficially owned by sanofi-aventis immediately after the closing of the transaction until December 20, 2012, subject to certain limited exceptions.

     Sanofi-aventis also funded $38.3 million of our aflibercept development costs in 2007 under the terms of a collaboration agreement entered into in September 2003, as amended, relating to our aflibercept product candidate. A description of the aflibercept collaboration agreement is set forth in Item 7 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008, under the heading “Collaborations—The sanofi-aventis Group—Aflibercept”.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the name and address of, and the number of shares of Class A stock and common stock beneficially owned, as of April 15, 2008, by, each person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock or Class A stock. The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,257,698 shares of Class A stock and 76,848,479 shares of common stock outstanding as of April 15, 2008, except that for the person listed who beneficially owns Class A stock, the number of shares of common stock beneficially owned by that person and percentage of common stock shown assumes the conversion on April 15, 2008 of all shares of Class A stock listed as beneficially owned by such person into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of common stock of such person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty days after April 15, 2008 were deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

	Shares of			Shares of
	Class A Stock			Common Stock
	Beneficially Owned (1)			Beneficially Owned (1)
			Percent of			Percent of
Name and Address of Beneficial Owner	Number		Class	Number (2)		Class
Leonard S. Schleifer, M.D., Ph.D.	1,740,065	(3)	77.1%	3,362,395	(4)	4.2%
777 Old Saw Mill River Road
Tarrytown, NY 10591
Sanofi-aventis (5)	—		—	14,799,552		19.3%
174, avenue de France
75013 Paris
France
FMR LLC (6)	—		—	8,247,547		10.7%
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company, LLP (7)	—		—	6,506,597		8.5%
75 State Street
Boston, Massachusetts 02109
Barclays Global Investors, NA (8)	—		—	4,152,876		5.4%
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105
Omega Funds IV Limited (9)	—		—	4,000,000		5.2%
13 Broad Street
St.Helier
Jersey
JE2 3RR
Channel Islands

(1)	The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. To our knowledge, except as set forth in these footnotes, the persons named in the table have sole voting and investment power with respect to all shares of common stock and Class A stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For Dr. Schleifer, the number of shares of common stock includes the number of shares of Class A stock listed as beneficially owned by him.

(3)	Includes 29,275 shares of Class A stock held for the benefit of a son of Dr. Schleifer’s.

(4)	Includes 1,545,364 shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 15, 2008 and 4,356 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 900 shares of common stock held for the benefit of a son of Dr. Schleifer’s.

(5)	These figures are based on a Schedule 13G filed by sanofi-aventis and certain related entities with the SEC on December 21, 2007. According to the Schedule 13G, 12,000,000 shares are held directly by sanofi-aventis Amerique du Nord and 2,799,552 of the shares are held directly by Aventis Pharmaceuticals Inc. Sanofi-aventis Amerique du Nord is indirectly wholly owned by sanofi-aventis. Aventis Pharmaceuticals Inc., Aventis Holdings Inc., and Aventis Inc. are each indirectly wholly owned by sanofi-aventis and controlled by sanofi-aventis Amerique du Nord. Pursuant to an Investor Agreement, dated as of December 20, 2007, by and among sanofi-aventis, sanofi-aventis Amerique du Nord, sanofi-aventis US LLC, Aventis Pharmaceuticals Inc., and the Company, sanofi-aventis Amerique du Nord and Aventis Pharmaceuticals Inc. have agreed to vote their respective shares of Company common stock, subject to specified exceptions, either (a) in accordance with the recommendation of the Company’s Board of Directors or (b) in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company. Accordingly, the group formed as a result of such shareholders entering into the Investor Agreement is deemed to have acquired beneficial ownership of such securities.

(6)	These figures are based on an amendment to Schedule 13G filed by FMR LLC (as successor to FMR Corp.) with the SEC on February 14, 2008. According to the Schedule 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,247,547 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR LLC, through its control of Fidelity, and the chairman of FMR LLC, Edward C. Johnson 3d, each has sole power to dispose of the 8,247,547 shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares, which voting power is exercised by Fidelity under written guidelines established by the Boards of Trustees of its individual funds.

(7)	These figures are based on an amendment to Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on January 10, 2008. According to the Schedule 13G, Wellington may be deemed to beneficially own 6,506,597 shares held of record by its clients, and has shared power to vote or to direct the vote of 4,805,563 shares and shared power to dispose or to direct the disposition of 6,474,597 shares.

(8)	These figures are based on a Schedule 13G filed by Barclays Global Investors and certain related entities on February 6, 2008. According to the Schedule 13G, Barclays Global Investors, NA has sole voting power as to 1,259,297 shares and sole dispositive power as to 1,439,101 shares; Barclays Global Fund Advisors has sole voting power as to 2,095,561 shares and sole dispositive power as to 2,646,098 shares; and Barclays Global Investors, Ltd. has sole dispositive power as to 67,677 shares. The shares are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.

(9)	These figures are based on a Schedule 13G filed by Omega Funds IV Limited (“Omega”) and certain related entities on April 11, 2008. According to the Schedule 13G, Omega holds an aggregate of 4,000,000 shares as to which it has shared voting and dispositive power. Landmark Limited Partnership, a Jersey (Channel Islands) limited partnership (“Landmark”), is the holder of all of the issued and outstanding capital stock of Omega and Ernesto Bertarelli, an individual, is deemed to control the voting and disposition of the shares held directly by Omega and indirectly by Landmark.

PROPOSAL NO. 2: AMENDMENT AND RESTATEMENT OF 2000 LONG-TERM INCENTIVE PLAN

     On June 9, 2000, the Company’s shareholders adopted and approved the Company’s 2000 Long-Term Incentive Plan, which was thereafter amended from time to time (as so amended, the “2000 Plan”). On April 4, 2008, the Board, upon the recommendation of the Compensation Committee and subject to shareholder approval, adopted an amendment and restatement of the 2000 Plan in the form attached to this proxy statement as Appendix A, which:

  increases the maximum number of shares of Common Stock reserved for and available for issuance under the 2000 Plan to 28,500,000, representing an increase of 10,000,000 shares of Common Stock over the number of shares currently reserved under the 2000 Plan;

  extends the term of the 2000 Plan so that the 2000 Plan is scheduled to expire on December 31, 2013; and

   includes certain current “best  practices” in stock plan design.

     The amended and restated 2000 Plan also incorporates, to the extent applicable, prior amendments to the 2000 Plan.

     The principal purposes of the amendments reflected in the amended and restated 2000 Plan are to (1) replenish the number of shares of Common Stock available for grant as incentive awards in order us to continue to meet our objective of recruiting, securing, motivating, and retaining qualified officers and employees and of compensating non-employee directors and (2) extend the time period during which we may use the 2000 Plan to accomplish these objectives. In considering and approving the proposed amendments, the Compensation Committee and the board of directors determined that, in light of the size of the proposed increase in shares under the 2000 Plan, our anticipated increase in headcount over the next several years and the period for which the proposed increase in shares is expected to satisfy our compensation objectives, the amendments are consistent with, and will enable us to continue, our historical equity compensation practices.

     Approval of the amended and restated 2000 Plan will also constitute reapproval for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”), of the performance goals in the 2000 Plan, the attainment of which may be made a condition to the vesting of awards made under the plan.

The Board of Directors Unanimously Recommends a Vote FOR Approval of the Amendment and Restatement of the 2000 Plan, Which Shall Also Constitute Re-Approval for Purposes of Section 162(m) of the Code of the Performance Goals in the 2000 Plan that may be applied to awards thereunder.

Amendment and Restatement of 2000 Plan Submitted for Shareholder Approval

     Addition of 10,000,000 Shares. Under the 2000 Plan, there are currently a total of 256,209 shares of Common Stock available for issuance under new equity awards. Based on management’s projections, which are based on past practices and an anticipated increase in headcount over the next several years, the Compensation Committee has determined that those shares, along with the proposed increase of 10,000,000 shares pursuant to the amendment and restatement of the 2000 Plan being submitted for shareholder approval, should satisfy the Company’s compensation needs for at least the next three years (until at least June 30, 2011). If the amended and restated 2000 Plan is not approved by shareholders, we will only be able to utilize the remaining 256,209 shares of Common Stock available under the existing 2000 Plan to achieve our compensation objectives, which would be insufficient to satisfy our recruiting and compensation needs for 2008 or beyond.

     Extension of Plan Term. The term of the 2000 Plan is currently scheduled to expire on April 24, 2010, following which, absent approval of the amendment and restatement of the 2000 Plan being submitted for shareholder approval, the 2000 Plan will no longer be available for us to accomplish our compensation objectives. Based on management’s projections, the Compensation Committee has determined that the proposed increase in shares reserved for issuance under the 2000 Plan should satisfy our recruiting and compensation needs for at least the next three years. This determination supported the recommendation of the Compensation Committee and the decision of the board to amend the 2000 Plan to extend its term through December 31, 2013.

Re-Approval of Performance Goals

     Section 162(m) of the Code generally disallows deductions for publicly-held corporations with respect to compensation in excess of $1 million paid to the chief executive officer and the corporation’s other named executive officers. However, compensation payable solely on account of attainment of one of more performance goals is not subject to the deduction limitation if, among other things, the material terms of the performance goals under which the compensation is to be paid are disclosed to and approved by the shareholders of the corporation. This is known as the performance-based compensation exception to Section 162(m). Awards under the 2000 Plan may be made subject to the attainment of performance goals in order to qualify for this performance-based compensation exception. Under the 2000 Plan, the performance goals which can be applied to awards are: (1) return on total shareholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) revenues; (6) return on assets; (7) market share; (8) cost reduction goals; (9) any combination of, or a specified increase in, any of the foregoing; (10) the achievement of certain target levels of discovery and/or development of products, including without limitation, the regulatory approval of new products; (11) the achievement of certain target levels of sales of new products or licensing in or out of new drugs; (12) the achievement of certain research and development objectives; (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; and (14) such other criteria as the shareholders of the Company may approve. In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend the aforementioned business criteria. The shareholders of the Company are being asked to re-approve, and approval of the amended and restated 2000 Plan will constitute re-approval of, these goals so that the Company will continue to have the ability to make awards under the 2000 Plan subject to the attainment of performance goals and so be eligible to qualify as performance-based compensation not subject to the $1 million limit on deductible compensation that might otherwise be imposed pursuant to Section 162(m) of the Code.

Description of Material Terms of 2000 Plan

     The following description of the material terms of the 2000 Plan, as currently in effect and as proposed to be amended, is qualified in its entirety by the terms of the amended and restated plan document, which is attached hereto as Appendix A.

     The 2000 Plan is administered by the Compensation Committee of the board. Each member of the Compensation Committee is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended) and an “outside director” (within the meaning of Section 162(m) of the Code).

     The 2000 Plan may be amended by the board, subject to shareholder approval where necessary, to satisfy certain regulatory requirements. As amended and restated, the 2000 Plan will terminate not later than the close of business on December 31, 2013. However, awards granted before the termination of the 2000 Plan may extend beyond that date in accordance with their terms.

     There are generally four types of awards that may be granted under the 2000 Plan: Stock Options (including both incentive stock options (referred to as ISOs) within the meaning of Section 422 of the Internal Revenue Code and nonqualified stock options (referred to as NQSOs), which are options that do not qualify as ISOs), Restricted Stock, Phantom Stock, and Stock Bonus awards. In addition, the Compensation Committee in its discretion may make other awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock.

     Prior to the effectiveness of the proposed amended and restated 2000 Plan, there were reserved for issuance under the 2000 Plan a total of 18,500,000 shares of Common Stock, plus any shares of Common Stock previously reserved for issuance under a prior plan that were unissued as of June 14, 2002, or are forfeited, expire, or are canceled. As of April 15, 2008, 256,209 shares remained available for issuance under the 2000 Plan. If the proposed amended and restated 2000 Plan is approved by shareholders, an additional 10,000,000 shares of Common Stock will be reserved for issuance under the 2000 Plan. All of the shares reserved for issuance under the 2000 Plan and the awards made thereunder are generally subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision, reorganization, merger, consolidation, combination, repurchase or share exchange, or other similar corporate transaction or event. The maximum number of shares of Common Stock that may be the subject of awards to a participant in any year is 1,000,000, except that such number is 1,500,000 with respect to an employee’s initial year of employment with the Company.

     Awards become exercisable or otherwise vest at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it, in its sole discretion, deems appropriate (for instance, upon a “Change in Control” of the Company, as defined in the 2000 Plan). Because awards under the 2000 Plan are discretionary (other than annual grants to non-employee directors described under “Non-employee Director Awards” below), it is not possible to determine the size of future awards.

     Best Practices Included in 2000 Plan. The board and the Compensation Committee believe that the 2000 Plan should be reflective of certain current “best practices” in stock plan design. Accordingly, the 2000 Plan, as amended and restated (subject to shareholder approval), contains a number of provisions that are protective of the interests of the Company’s shareholders, including the following:

  The exercise price of stock options may not be lowered without shareholder approval and stock options may not be granted with an exercise price that is less than the fair market value of the Common Stock at the time of grant.

  Minimum ordinary vesting periods for awards other than options and stock appreciation rights, whereby generally such awards which vest upon attainment of performance goals must have a minimum one year vesting period and such awards which vest upon continued employment generally may not fully vest sooner than the third anniversary of the date of grant.

  No granting of “reload” options – options which provide for subsequent automatic new option grants in the event that an option holder exercises the reload option by payment of the exercise price in shares of Common Stock.

     Stock Options. Options entitle the holder to purchase shares of Common Stock during a specified period at the purchase price specified by the Compensation Committee (not less than 100% of the fair market value of the Common Stock on the day the Option is granted). Each Option granted under the 2000 Plan will be exercisable for a period of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised, in whole or in part, by the payment of cash of the full option price of the shares purchased, by tendering shares of Common Stock with a fair market value equal to the option price of the shares purchased or by other methods in the discretion of the Compensation Committee. The 2000 Plan provides that, unless otherwise determined by the Compensation Committee, an Option shall vest with respect to 20% of the Option on the first anniversary of the date of grant and with respect to an additional 20% on each of the next four anniversaries thereof. In 2001, the Compensation Committee determined that beginning in 2001, Options granted to employees under the 2000 Plan would vest ratably over four years, with 25% of the Option vesting on each of the first four anniversaries of the date of grant. Options that are exercisable as of the date of a participant’s termination of service with the Company may be exercised after such date for the period set forth in the Option agreement or as otherwise determined by the Compensation Committee. In the event of the death of a participant, any unexercisable Options held by such participant shall become exercisable by the participant’s heirs or personal representatives. Options held by a participant upon termination from the Company’s service for “Cause” (as defined in the 2000 Plan) shall immediately expire (whether or not then exercisable).

     Restricted Stock. Restricted Stock Awards consist of a grant of shares of restricted Common Stock. The Compensation Committee may determine the price, if any, to be paid by a participant for each share of Restricted Stock subject to an award. A holder of Restricted Stock may vote and, if the participant remains in the service of the Company throughout the “Restricted Period” as defined in the 2000 Plan, he or she may generally receive all dividends on all such shares. However, such holder may not transfer such shares during the Restricted Period. If for any reason during the Restricted Period a holder of Restricted Stock ceases to be in the service of the Company, the holder may (and if the termination is on account of Cause, shall) be required to transfer to the Company such Restricted Stock together with any dividends paid thereon. Consistent with Section 162(m) of the Code, the 2000 Plan provides that (i) restrictions on Restricted Stock may, in the sole discretion of the Compensation Committee, lapse upon the achievement of certain pre-established performance goals based upon the criteria described above, and (ii) the maximum number of such performance-based Restricted Stock awards that may be granted to an employee in any year is 200,000.

     Phantom Stock. A Phantom Stock award is an award of the right to receive cash or Common Stock at a future date, subject to such restrictions, if any, as the Compensation Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including without limitation a specified period of employment or the satisfaction of the performance goals described above), in such installments, or otherwise, as the Compensation Committee may determine. The grant of a Phantom Stock award settled in cash shall not reduce the number of shares of Common Stock with respect to which awards may be granted under the 2000 Plan.

     Stock Bonus. If the Compensation Committee grants a Stock Bonus award, a certificate for the shares of Common Stock consisting of such Stock Bonus is issued in the name of the participant to whom such grant was made.

     Non-employee Director Awards. On the first business day after January 1 of each calendar year, each then serving non-employee director of the Company will be granted a NQSO to purchase 15,000 shares of Common Stock at the fair market value of such shares at the time of grant; such NQSOs shall become exercisable as to 33-1/3% of the shares covered thereby on each of the first, second, and third anniversaries of the date of grant, and shall expire (if not earlier terminated) on the tenth anniversary of the date of grant. In addition, a non-employee director may receive such other awards as are approved by a majority of the board.

Certain Federal Income Tax Consequences

     Set forth below is a discussion of certain federal income tax consequences with respect to Options that may be granted pursuant to the 2000 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences of participation in the 2000 Plan.

     Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of Common Stock are issued to a participant (“Option Shares”) pursuant to the exercise of an ISO granted under the 2000 Plan and the participant does not dispose of the Option Shares within the two-year period after the date of grant or within one year after the receipt of such Option Shares by the participant (a ”disqualifying disposition”), then generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such Option Shares, any amount realized in excess of the exercise price paid for the Option Shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If Option Shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the Option Shares at the time of exercise (or, if less, the amount realized on the disposition of the Option Shares) over the exercise price paid for the Option Shares. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NQSO as discussed below.

     Nonqualified Stock Options. In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Option Shares at the time of exercise over the exercise price paid for the Option Shares. In the event of a subsequent sale of Option Shares received upon the exercise of an NQSO, any appreciation or depreciation after the date on which taxable income is realized by the participant in respect of the option exercise will be taxed as capital gain in an amount equal to the excess of the sale proceeds for the Option Shares over the participant’s basis in such Option Shares. The participant’s basis in the Option Shares will generally equal the amount paid for the Option Shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Interests of Certain Persons in Matters to Be Acted Upon

     Officers of the Company, including the Named Officers, employees, consultants and non-employee directors of the Company, are eligible to receive awards under the 2000 Plan in the discretion of the Compensation Committee. The future grants under the 2000 Plan that will be made at the discretion of the Compensation Committee are not determinable. Future automatic grants to non-employee directors will be made at the times and in the amounts described above.

The table below shows, as to the Named Officers and the other individuals and groups indicated, the number of shares of common stock subject to option grants and restricted stock grants under the 2000 Plan since the plan’s inception through April 15, 2008. No other types of awards have been granted under the 2000 Plan.

Name and Position	Number of Shares (1)
Leonard S. Schleifer, M.D., Ph.D.	1,950,000
President and Chief
Executive Officer
George D. Yancopoulos, M.D., Ph.D.	2,549,375
Executive Vice President, Chief
Scientific Officer and President
Regeneron Research Laboratories
Murray A. Goldberg	491,220
Senior Vice President, Finance &
Administration, Chief Financial Officer,
Treasurer, and Assistant Secretary
Neil Stahl, Ph.D.	650,736
Senior Vice President, Research
& Development Sciences
Randall G. Rupp, Ph.D.	346,048
Senior Vice President,
Manufacturing Operations
All Current Executive Officers as a Group (12)	9,461,482
Current Non-Employee Directors as a Group (7)	850,000
Alfred G. Gilman, M.D., Ph.D. (nominee for election as Class II Director)	125,000
Joseph L. Goldstein, M.D. (nominee for election as Class II Director)	125,000
P. Roy Vagelos, M.D. (nominee for election as Class II Director)	2,437,500
All Employees (other than current Executive Officers) as a Group	8,684,951	(2)
____________________

(1)	These figures exclude shares of Common Stock subject to stock options that were exchanged as part of the stock option exchange program in January 2005.

(2)	This number includes shares of Common Stock subject to option grants to former employees that remain exercisable.

     On April 15, 2008, the last reported sale price per share of the Company’s Common Stock on the NASDAQ Global Market was $18.23.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements for the past nineteen years.

     The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008 is not required by the Company’s By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008, the board of directors will consider the matter at its next meeting.

     PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Information about Fees Paid to Independent Registered Public Accounting Firm

     Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006 were:

	2007	2006
Audit Fees	$907,900	$927,850
Audit Related Fees	—	7,950
All Other Fees	1,500	1,500
Total Fees	$909,400	$937,300

     Audit Fees Audit fees in 2007 and 2006 were primarily for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the Company’s quarterly financial statements included in its Form 10-Q filings, and a compliance audit of the Company’s grant from the National Institutes of Health. In addition, audit fees in 2006 included services in connection with the Company’s public offering of common stock.

     Audit-Related Fees Audit related fees in 2006 were for advisory services concerning financial accounting and reporting matters.

     All Other Fees All other fees in 2007 and 2006 were for an annual subscription to a technical accounting database.

     The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers. In 2007 and 2006, the Audit Committee pre-approved a general provision of $50,000 for certain types of accounting advisory services; however, no one engagement under the general provision could have an expected cost greater than $25,000. Management is responsible for notifying the Audit Committee of the status of accounting advisory service engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $50,000. For any accounting advisory engagement expected to cost greater than $25,000, and for any other permissible consulting engagement, management is required to request specific pre-approval from the Audit Committee, or from the Chairman of the Audit Committee to whom the Audit Committee has delegated authority to approve such services, provided the Chairman reports any such approvals to the Audit Committee at its next scheduled meeting. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2007.

The Board of Directors Unanimously Recommends a Vote FOR Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2008.

AUDIT COMMITTEE REPORT

     We have reviewed the audited financial statements of the Company for the year ended December 31, 2007, which are included in the Company’s Annual Report on Form 10-K and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (“Communication with Audit Committees”) and adopted in the rules of the Public Company Accounting Oversight Board (the “PCAOB”), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company), as adopted in the rules of the PCAOB.

     Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee

George L. Sing, Chairman
Charles A. Baker
Arthur F. Ryan

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     Overview of Executive Compensation Process

     The Compensation Committee of the board of directors is responsible for overseeing the Company’s general compensation philosophy and programs. The Compensation Committee evaluates the performance of our Chief Executive Officer, Chief Financial Officer and the other executive officers included on the Summary Compensation Table on page 32 (all of whom are referred to as the Named Officers) and approves compensation for the Named Officers (in the case of the Chief Executive Officer, subject to first obtaining the approval of the non-employee members of the board of directors). The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page.

     Our senior management plays a significant role in the overall executive compensation process. They provide their assessment of the performance of all officers, including the Named Officers (other than our Chief Executive Officer). They also recommend, for Compensation Committee approval, salary, bonus, and stock option grant budgets for non-officers and make specific recommendations for salary increases, bonuses, and stock option grants for all officers (other than our Chief Executive Officer). Our Chief Executive Officer’s performance is evaluated directly by the Compensation Committee based on both his individual performance and our overall corporate performance against annual goals that are reviewed by the board of directors at the beginning of each year.

     The Compensation Committee has the sole authority to retain, at our expense, one or more third party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. In 2007, the Compensation Committee utilized the services of Frederic W. Cook & Co., Inc. to assist it in fulfilling its responsibilities. Frederic W. Cook & Co. was retained exclusively by the Compensation Committee and has not been retained by management to perform any work for the Company. The Compensation Committee’s consultant reviews management recommendations on compensation plans, budgets, and strategies and advises the Compensation Committee on regulations and trends in executive compensation. The Compensation Committee’s consultant benchmarks compensation for our Chief Executive Officer and reviews senior management’s compensation recommendations for other officers, including the Named Officers, and provides general advice to the Compensation Committee on compensation matters.

     Annual salaries for the following year and year-end bonuses and stock option awards or other year-end equity awards for all employees are determined in December of each year based on Company and individual performance, as well as compensation trends in the biotechnology industry and among our benchmark peers. 2007 salaries and 2006 year-end bonuses and stock option awards for our Named Officers were established by the Compensation Committee in December 2006. In December 2007, the Compensation Committee reviewed the performance of each of the Named Officers and presented its recommendations for 2008 salaries and 2007 year-end bonuses and stock option awards for the Named Officers to the non-employee members of the board of directors for ratification. With respect to our Chief Executive Officer, this process was formalized in January 2007, when the charter of the Compensation Committee was amended to specify that the Compensation Committee would annually present the proposed annual compensation of the Chief Executive Officer to the non-employee members of the board of directors for approval.

     Peer Group

     The Compensation Committee has directed that we benchmark compensation for our Chief Executive Officer and Chief Scientific Officer against a relevant peer group of companies (the “Peer Group”). The Peer Group currently includes the following biopharmaceutical companies:  Alexion Pharmaceuticals, Inc., Exelixis, Inc., Medarex, Inc., Human Genome Sciences, Inc., Idenix Pharmaceuticals, Inc., Intermune, Inc., Progenics Pharmaceuticals, Inc., Myriad Genetics, Inc., Neurocrine Biosciences, Inc., Nuvelo, Inc., Telik, Inc., Theravance, Inc., and Zymogenetics, Inc.  The companies in the Peer Group were selected by the Compensation Committee based on factors including, but not limited to, market capitalization, geographic location, number of employees, therapeutic focus, stage of development, and whether the company has revenue from approved pharmaceutical products. The Compensation Committee, with the assistance of its compensation consultant, periodically reassesses the composition of the companies within the Peer Group and makes changes as appropriate. We benchmark total compensation (base salary and cash bonus) for our other Named Officers against similar positions at companies in the biopharmaceutical industry compiled from data from nationally recognized compensation surveys.

     Tax Implications

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million in any year paid to the Chief Executive Officer and the other Named Officers. The Compensation Committee takes into account, and generally seeks to preserve, the deductibility of compensation in determining Named Officer compensation. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not qualify for the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate.

     Compensation Philosophy and Objectives

     Our executive compensation program is designed to attract, motivate, and retain our leaders and to align their interests to those of our shareholders. A substantial portion of executive cash compensation is linked to both individual and corporate performance. While this is true throughout the organization, the Compensation Committee believes that this is particularly important in determining compensation for our Chief Executive Officer and Chief Scientific Officer.

     The Compensation Committee believes that accountability and total compensation potential should generally increase with position and responsibility. The Compensation Committee also believes that the variable component of cash compensation should increase with position and responsibility. Consistent with this philosophy, individuals with greater responsibility and ability to influence our achievement of corporate goals and strategic initiatives generally receive higher cash compensation and have a higher proportion of their total cash compensation represented by cash bonus, and therefore at risk. Similarly, equity-based compensation in the form of stock option grants is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

     Elements of Executive Compensation

     There currently are three basic components to our executive compensation program: base salary, annual cash bonus, and stock options. The Compensation Committee may also grant restricted stock awards to certain of the Named Officers and other employees. In 2007, our Executive Vice President and Chief Scientific Officer received a grant of restricted stock which is described below. Our Named Officers also are entitled to certain perquisites and may participate in Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan.

Base Salary

     We provide Named Officers and other employees with base salary to compensate them for services rendered during the fiscal year and provide them with a base level of monthly income. In determining base salaries for our Named Officers, the Compensation Committee considers the executive’s scope of responsibilities, experience, annual performance, and future potential. The Compensation Committee also considers the market for comparable positions in our geographic region, competitive salary practices of companies in the Peer Group and the broader biopharmaceutical industry, and annual inflation levels. In general, the Compensation Committee seeks to target total cash compensation for our Named Officers at approximately the 75th percentile compared to similar positions in the Peer Group or the broader biopharmaceutical industry, as the case may be.

Cash Bonus

     It has been our practice for the past several years to offer annual cash bonus opportunities to our Named Officers based on each Named Officer’s individual performance and our overall corporate performance. The Compensation Committee places a greater emphasis on our overall corporate performance when determining the annual cash bonus for our Chief Executive Officer. The cash bonuses granted to the other Named Officers are based both on overall corporate performance and their individual contributions and performances during the year. Although each Named Officer is eligible to receive an annual bonus, we have no formal bonus plan and the granting of any bonus to a Named Officer is entirely at the discretion of the Compensation Committee.

     We believe that giving the Compensation Committee discretion whether and in what amount to award annual cash bonuses, rather than working from a rigid bonus formula or plan, has been beneficial, given the stage of our business. However, the Compensation Committee has decided that it will establish target bonus opportunities for the Chief Executive Officer and the other Named Officers in 2008.  For 2008, Dr. Schleifer has a target bonus equal to 60% of his 2008 salary and a maximum bonus opportunity of 120% of his 2008 salary, depending on the success of the Company in achieving certain corporate goals.

     In December 2007, our Named Officers, with the exception of Dr. Rupp, were awarded cash bonuses equal to approximately 200% of their 2007 target bonuses to reflect their key contributions to certain major accomplishments of the Company. The most important of these accomplishments related to the advancement of our development pipeline, the successful filing of the Biologics License Application for ARCALYST™ (rilonacept), and the November 2007 collaboration with sanofi-aventis.  Each of Mr. Goldberg and Dr. Stahl received a bonus of approximately 80% of his 2007 salary.  Dr. Yancopoulos received a bonus of approximately 100% of his 2007 salary.  Dr. Schleifer received a bonus of approximately 120% of his 2007 salary.  Dr. Rupp’s bonus was approximately 20% of his full-time 2007 salary to reflect his transition to part-time status during 2007.

Stock Options

     We have used stock option grants as the primary vehicle for offering long-term incentives and rewarding our Named Officers and employees. We also regard our stock option grants as a key employee retention tool because they vest in increments over time. Stock options have helped us maintain a competitive level of total compensation for our Named Officers and other eligible employees at a time when we do not have revenue and profits from product sales. Granting stock options as long-term incentives to executives is standard practice in our industry and is an important part of our effort to attract, retain, and motivate high-quality talent in key positions.

     The Compensation Committee grants stock option awards to our Named Officers and other eligible employees based on their annual performance and their position and responsibilities with the Company. Each of our Named Officers generally receives an annual stock option grant and most of our approximately 740 full-time employees are also eligible for an annual stock option grant. The number of stock options granted to each Named Officer is made on a discretionary basis, rather than by a formula. We have granted an average of approximately 2.4 million stock options to all employees each year for the past three years as part of the year-end stock option grants. While the Compensation Committee has determined that this level of stock option awards has been beneficial to the Company and our shareholders, it periodically re-evaluates this practice in light of competitive practices at the companies in the Peer Group and in the biopharmaceutical industry in general.

     It has been the practice of our Compensation Committee to grant annual stock option awards to eligible employees, including the Named Officers, at a meeting held during the third week of December. In 2007, stock option awards were granted to our Named Officers and other eligible employees on December 17, 2007. Pursuant to the terms of our 2000 Long-Term Incentive Plan, stock option awards are granted with an exercise price equal to the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Market on the date of the grant.

     Since 2001, stock options granted to our Named Officers have included a “reload” provision. However, as described above under “Proposal No. 2: Amendment and Restatement of 2000 Long-Term Incentive Plan – Description of Material Terms of 2000 Plan – Best Practices Included in 2000 Plan,” additional grants of stock options with a “reload” feature will not be permitted under the amended and restated 2000 Plan. A Named Officer who uses shares of common stock held for at least six months to pay the exercise price of a previously granted stock option that includes a “reload” provision receives a new stock option to purchase shares of common stock in an amount equal to the number of shares surrendered to pay the exercise price of the “reload” stock options. The new stock option is granted at an exercise price equal to the fair market value of a share of common stock on the date of grant of the new stock option, has an expiration date that is the same as that of the initial stock option award, and does not include a “reload” provision.

     Option grants generally are in the form of incentive stock options, subject to Internal Revenue Code restrictions on the number of incentive stock options which can vest or be granted to any optionee in any given year. Incentive stock options afford the option holders certain tax advantages over non-qualified stock options and our Compensation Committee believes that this enhances their attractiveness as a compensation component. Options that cannot take the form of incentive stock options are granted as non-qualified stock options. The aggregate number of stock options (incentive plus non-qualified stock options) granted by the Compensation Committee to an employee on the date of grant, including the stock options granted to our Named Officers, generally vest at a rate of 25% per year over the first four years of the ten-year option term. Except as set forth below under the heading Post-Employment Compensation on page 38, stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment.

     Because our Chief Executive Officer holds more than ten percent of the total combined voting power of our classes of stock, any incentive stock options granted to him must have an exercise price of at least 110% of the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Market on the date of the grant. In addition, any incentive stock options granted to him must expire after no more than five years from the date of grant. Because of these restrictions, our Chief Executive Officer was granted non-qualified stock options, and not incentive stock options, in 2007. As is generally the case with stock options granted to all other employees, these stock options vest at a rate of 25% over the first four years of a ten-year option term.

     With the exception of Dr. Rupp, each of our Named Officers was awarded the same number of stock options in 2007 as was awarded to them in 2006.  Dr. Rupp was not awarded stock options in 2007 due to his part-time status and the likelihood that he would decide to retire in 2008.  In granting the stock option awards to the Named Officers, the Compensation Committee considered the importance of linking long-term executive compensation to the overall performance of the Company.

Restricted Stock Award

     In 2007, the Compensation Committee also granted an award of 500,000 shares of restricted stock to Dr. Yancopoulos, our Executive Vice President and Chief Scientific Officer and President of Regeneron Research Laboratories. This award was a special retention grant that has vesting provisions generally requiring Dr. Yancopoulos to continue in the employment of the Company until December 2012 in order for any of the shares subject to the award to vest. The Compensation Committee made the award in recognition of Dr. Yancopoulos’s scientific leadership which helped lead to the November 2007 corporate collaboration with sanofi-aventis, and the vital role Dr. Yancopoulos is expected to play in the Company’s research and development projects. The size of the award was intended to provide a powerful incentive for Dr. Yancopoulos to remain employed by the Company through at least the fifth anniversary of the date of the award when it vests in its entirety.

Perquisites and Other Benefits

     The Named Officers are provided with a limited number of perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Compensation Committee periodically reviews the perquisites and other personal benefits provided to the Named Officers, including the Chief Executive Officer.

     All of the Named Officers are eligible to receive financial and tax planning assistance (which are treated as taxable benefits) and, like other employees, may participate in company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan. All employees who participate in our 401(k) Savings Plan are eligible to receive certain matching contributions. In each plan year, we contribute to each participant’s account a matching contribution (in the form of shares of our common stock) equal to 50% of the first 6% of the participant’s compensation that the participant has contributed to the plan up to a maximum level established under the Code, which in 2007 was $6,750. All of our Named Officers participated in our 401(k) Savings Plan during

2007 and received the maximum matching contribution in the form of shares of our common stock. As with all employees, the number of shares of common stock that each Named Officer receives was determined using the average market price per share of our common stock during the 401(k) Savings Plan year.

     Our Chief Executive Officer and Chief Scientific Officer are entitled to receive certain automobile allowances, as described in the footnote to the Summary Compensation Table on page 32. In addition, our Chief Executive Officer is entitled to receive certain additional perquisites and personal benefits pursuant to the terms of his employment agreement or as are otherwise approved by the Compensation Committee. These perquisites and personal benefits are described in the footnote to the Summary Compensation Table on page 32.

Potential Severance Benefits

     Except as described below, we are not obligated to pay severance or other enhanced benefits to Named Officers upon the voluntary or involuntary termination of their employment. We have no pension, deferred compensation, or, retirement plans. However, each of our Named Officers participates in our 401(k) Savings Plan, as described above.

     Since December 2002, stock option award agreements for all employees have included a provision for the acceleration of vesting of unvested stock options upon an involuntary termination without cause within two years of a change of control. Our Chief Executive Officer has an employment agreement that provides for certain severance benefits following a voluntary or involuntary termination, including following death or disability, or termination in connection with a change of control. The other Named Officers are party to a change of control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change of control. Information regarding applicable payments under this employment agreement and change of control severance plan is provided under the heading Post-Employment Compensation on page 38.

     Except as provided in our employment agreement with our Chief Executive Officer and in our change of control severance plan, our Named Officers (other than our Chief Executive Officer) will forfeit any unvested stock options upon the termination of their employment for any reason other than death, including disability or retirement. In the event of the death of an employee, any unvested stock options held by such employee shall become immediately exercisable. When employees retire, they forfeit all unvested stock options. For all stock options granted prior to 2007, the retired employee has up to two years to exercise stock options that are vested as of the date of his or her retirement.  In 2007, we amended our form of stock option agreement to allow the retired employee the remaining life of the 10-year stock option term to exercise stock options that are vested as of the date of his or her retirement.

     The severance benefits provided to our Named Officers are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change of control of the Company. The severance benefits were established by the Compensation Committee following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation Committee’s consultant.

Compensation Committee Report

     We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 27. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Charles A. Baker, Chairman
Joseph L. Goldstein, M.D.
George L. Sing

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Summary Compensation Table

     The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our Chief Executive Officer, Chief Financial Officer, and our three other highest-compensated executive officers in 2007 and 2006. We refer to these five executive officers as our Named Officers.

SUMMARY COMPENSATION TABLE

								Change in
							Non-	pension
							equity	value and
							incentive	nonqualified	All
							plan	deferred	other
					Stock	Option	compen-	compensa-	compen-
		Salary		Bonus	awards	awards	sation	tion earnings	sation		Total
Name and principal position	Year	($)		($)(1)	($)(2)	($)(2)	($)	($)	($)		($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)
Leonard S. Schleifer, M.D., Ph.D.	2007	685,000		822,000	—	2,867,334	—	—	102,315	(3)	4,476,649
President and Chief
Executive Officer	2006	685,000		420,000	—	2,203,117	—	—	86,986	(4)	3,395,103
George D. Yancopoulos, M.D., Ph.D.	2007	568,800		569,000	83,985	2,300,770	—	—	22,385	(5)	3,544,940
Executive Vice President, Chief
Scientific Officer and President	2006	544,300		335,000	—	1,593,780	—	—	22,155	(6)	2,495,235
Regeneron Research Laboratories
Murray A. Goldberg	2007	391,100		300,000	—	862,789	—	—	11,985	(7)	1,565,874
Senior Vice President, Finance &
Administration, Chief Financial	2006	374,300		215,000	—	633,103	—	—	11,755	(8)	1,234,158
Officer, Treasurer, and Assistant
Secretary
Neil Stahl, Ph.D.	2007	364,100		291,000	—	1,150,385	—	—	11,985	(7)	1,817,470
Senior Vice President, Research
& Development Sciences	2006	348,400		171,000	—	796,890	—	—	11,755	(8)	1,328,045
Randall G. Rupp, Ph.D.	2007	268,526	(9)	71,000	—	827,382	—	—	—		1,166,908
Senior Vice President,
Manufacturing Operations	2006	339,100		155,000	—	561,016	—	—	—		1,055,116
____________________

(1)	Bonuses accrued and earned in 2007 were paid in 2008; bonuses accrued and earned in 2006 were paid in 2007.

(2)	The amounts in columns (e) and (f) reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R of stock and option awards pursuant to the Company’s 2000 Long-Term Incentive Plan and thus include amounts from stock awards and option awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008, but do not include estimates of forfeitures.

(3)	This amount includes (i) $20,285 for a car allowance and related expenses, (ii) $17,464 for life insurance and long-term disability premiums, (iii) $15,311 for medical malpractice insurance premiums, (iv) $6,750 for 401(k) Savings Plan matching contributions in February 2008, (v) $16,900 for dues related to the Company’s club membership, (vi) $15,442 for legal, tax and financial planning advisory services, (vii) $8,619 for tax gross-ups related to legal, tax and financial planning advisory services, and (viii) $1,544 for certain other miscellaenous expenses.

(4)	This amount includes (i) $20,424 for a car allowance and related expenses, (ii) $14,711 for life insurance and long-term disability premiums, (iii) $13,015 for medical malpractice insurance premiums, (iv) $6,600 for 401(k) Savings Plan matching contributions in February 2007, (v) $16,800 for dues related to the Company’s club membership, (vi) $5,155 for legal, tax and financial planning advisory services, (vii) $4,312 for tax gross-ups related to legal, tax and financial planning advisory services, and (viii) $5,969 for certain other miscellaenous expenses.

(5)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $6,750 for 401(k) Savings Plan matching contributions in February 2008, and (iii) $5,235 for tax and financial planning advisory services.

(6)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $6,600 for 401(k) Savings Plan matching contributions in February 2007, and (iii) $5,155 for tax and financial planning advisory services.

(7)	This amount includes (i) $6,750 for 401(k) Savings Plan matching contributions in February 2008, and (ii) $5,235 for tax and financial planning advisory services.

(8)	This amount includes (i) $6,600 for 401(k) Savings Plan matching contributions in February 2007, and (ii) $5,155 for tax and financial planning advisory services.

(9)	This amount includes the Board of Directors approved salary for 2007 of $354,400 which was reduced by 30% to a rate of $248,080 per year when the Named Officer went to part-time status on February 26, 2007.

Grants of Plan-Based Awards

     The following table and explanatory footnotes sets forth each equity award granted to our Named Officers during 2007. There were no non-equity incentive plan awards granted in 2007.

GRANTS OF PLAN-BASED AWARDS

								All	All other
								other	option
								stock	awards:
								awards:	number	Exercise	Grant
								number	of	or base	date fair
		Estimated future payouts			Estimated future payouts			of	securities	price of	value of
		under Non-equity incentive			under equity incentive			shares	under-	option	stock and
		plan awards			plan awards			of stock	lying	awards	option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or units	options	($/Sh)	awards
Name	date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	(1)	($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leonard S. Schleifer, M.D., Ph.D.	12/17/2007(2)	—	—	—	—	—	—	—	250,000	21.92	3,414,744
George D. Yancopoulos, M.D., Ph.D.	12/17/2007(3)	—	—	—	—	—	—	—	195,438	21.92	2,663,931
	12/17/2007(3)	—	—	—	—	—	—	—	4,562	21.92	67,864
	12/17/2007(4)	—	—	—	—	—	—	500,000	—	21.92	10,960,000
Murray A. Goldberg	12/17/2007(3)	—	—	—	—	—	—	—	70,438	21.92	956,559
	12/17/2007(3)	—	—	—	—	—	—	—	4,562	21.92	67,864
Neil Stahl, Ph.D.	12/17/2007(3)	—	—	—	—	—	—	—	95,438	21.92	1,298,033
	12/17/2007(3)	—	—	—	—	—	—	—	4,562	21.92	67,864
Randall G. Rupp, Ph.D.
____________________

(1)	The options have an exercise price equal to the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Market on the date of grant. On December 17, 2007, the average of the high and low sales price of the Company’s common stock was $21.92 per share, and the closing price was $21.36 per share.

(2)	The Named Officer received a non-qualified stock option award that vests at a rate of 25% over the first four years of the ten-year option term.

(3)	The Named Officer received an incentive stock option award and a non-qualified stock option award. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the ten-year option term.

(4)	The Named Officer received a restricted stock award that vests 100% in five years from the date of grant.

(5)	The amounts in column (l) represent the grant date fair value of the awards calculated in accordance with FAS 123R.

Outstanding Equity Awards

     The following table and explanatory footnotes provide information regarding unexercised stock options held by our Named Officers as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
				Equity				Market	plan	market or
				incentive				value of	awards:	payout
				plan				shares	number of	value of
				awards:			Number	or	unearned	unearned
	Number of	Number of		number of			of shares	units of	shares,	shares,
	securities	securities		securities			or units	stock	units or	units or
	underlying	underlying		underlying			of stock	that	other	other
	unexercised	unexercised		unexercised	Option		that have	have	rights	rights
	options	options		unearned	exercise	Option	not	not	that have	that have
	exercisable	unexercisable		options	price	expiration	vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (9)	($) (10)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Leonard S. Schleifer, M.D., Ph.D.	—	250,000	(1)	—	21.92	12/17/2017	—	—	—	—
	62,500	187,500	(2)	—	20.32	12/18/2016	—	—	—	—
	125,000	125,000	(3)	—	11.64	12/19/2015	—	—	—	—
	166,426	51,963	(4)	—	9.49	12/15/2014	—	—	—	—
	234,616	—		—	13.00	12/15/2013	—	—	—	—
	15,384	—		—	13.00	12/15/2013	—	—	—	—
	250,000	—		—	19.43	12/20/2012	—	—	—	—
	250,000	—		—	28.01	12/18/2011	—	—	—	—
	197,354	—		—	37.78	12/21/2010	—	—	—	—
	150,000	—		—	8.77	12/20/2009	—	—	—	—
	21,074	10,537	(4)	—	10.44	12/15/2009	—	—	—	—
	73,010	—		—	7.41	1/4/2009	—	—	—	—
George D. Yancopoulos, M.D., Ph.D.	—	4,562	(5)	—	21.92	12/17/2017	—	—	—	—
	—	195,438	(5)	—	21.92	12/17/2017	—	—	—	—
	—	—		—	—	—	500,000	24.15	—	—
	—	4,921	(6)	—	20.32	12/18/2016	—	—	—	—
	50,000	145,079	(6)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591	(7)	—	11.64	12/19/2015	—	—	—	—
	91,409	91,409	(7)	—	11.64	12/19/2015	—	—	—	—
	—	10,537	(4)	—	9.49	12/15/2014	—	—	—	—
	150,000	39,463	(4)	—	9.49	12/15/2014	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	192,308	—		—	13.00	12/15/2013	—	—	—	—
	—	129,902	(8)	—	8.50	12/20/2012	—	—	—	—
	—	3,430	(8)	—	8.50	12/20/2012	—	—	—	—
	3,570	—		—	28.01	12/18/2011	—	—	—	—
	196,430	—		—	28.01	12/18/2011	—	—	—	—
	—	87,666	(8)	—	8.50	1/5/2011	—	—	—	—
	—	46,666	(8)	—	8.50	1/5/2011	—	—	—	—
	—	222,000	(8)	—	8.50	1/5/2011	—	—	—	—
	334,000	—		—	37.78	12/21/2010	—	—	—	—
	100,000	—		—	8.77	12/20/2009	—	—	—	—
	26,991	—		—	7.41	1/4/2009	—	—	—	—
	73,009	—		—	7.41	1/4/2009	—	—	—	—

	Option Awards						Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
				Equity				Market	plan	market or
				incentive				value of	awards:	payout
				plan				shares	number of	value of
				awards:			Number	or	unearned	unearned
	Number of	Number of		number of			of shares	units of	shares,	shares,
	securities	securities		securities			or units	stock	units or	units or
	underlying	underlying		underlying			of stock	that	other	other
	unexercised	unexercised		unexercised	Option		that have	have	rights	rights
	options	options		unearned	exercise	Option	not	not	that have	that have
	exercisable	unexercisable		options	price	expiration	vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (9)	($) (10)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Murray A. Goldberg	—	70,438	(5)	—	21.92	12/17/2017	—	—	—	—
	—	4,562	(5)	—	21.92	12/17/2017	—	—	—	—
	18,750	51,329	(6)	—	20.32	12/18/2016	—	—	—	—
	—	4,921	(6)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591	(7)	—	11.64	12/19/2015	—	—	—	—
	28,909	28,909	(7)	—	11.64	12/19/2015	—	—	—	—
	—	10,537	(4)	—	9.49	12/15/2014	—	—	—	—
	52,250	8,213	(4)	—	9.49	12/15/2014	—	—	—	—
	67,308	—		—	13.00	12/15/2013	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	—	3,431	(8)	—	8.50	12/20/2012	—	—	—	—
	54,853	—		—	19.43	12/20/2012	—	—	—	—
	—	25,000	(8)	—	8.50	12/18/2011	—	—	—	—
	—	12,451	(8)	—	8.50	1/5/2011	—	—	—	—
	—	882	(8)	—	8.50	1/5/2011	—	—	—	—
	4,643	—		—	8.77	12/20/2009	—	—	—	—
	3,000	—		—	7.41	1/4/2009	—	—	—	—
Neil Stahl, Ph.D.	—	4,562	(5)	—	21.92	12/17/2017	—	—	—	—
	—	95,438	(5)	—	21.92	12/17/2017	—	—	—	—
	—	4,921	(6)	—	20.32	12/18/2016	—	—	—	—
	25,000	70,079	(6)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591	(7)	—	11.64	12/19/2015	—	—	—	—
	41,409	41,409	(7)	—	11.64	12/19/2015	—	—	—	—
	—	10,537	(4)	—	9.49	12/15/2014	—	—	—	—
	75,000	14,463	(4)	—	9.49	12/15/2014	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	92,308	—		—	13.00	12/15/2013	—	—	—	—
	—	63,234	(8)	—	8.50	12/20/2012	—	—	—	—
	—	3,432	(8)	—	8.50	12/20/2012	—	—	—	—
	—	50,000	(8)	—	8.50	12/18/2011	—	—	—	—
	—	1,600	(8)	—	8.50	1/5/2011	—	—	—	—
	—	15,066	(8)	—	8.50	1/5/2011	—	—	—	—
	25,000	—		—	8.77	12/20/2009	—	—	—	—

	Option Awards						Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
				Equity				Market	plan	market or
				incentive				value of	awards:	payout
				plan				shares	number of	value of
				awards:			Number	or	unearned	unearned
	Number of	Number of		number of			of shares	units of	shares,	shares,
	securities	securities		securities			or units	stock	units or	units or
	underlying	underlying		underlying			of stock	that	other	other
	unexercised	unexercised		unexercised	Option		that have	have	rights	rights
	options	options		unearned	exercise	Option	not	not	that have	that have
	exercisable	unexercisable		options	price	expiration	vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (9)	($) (10)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Randall G. Rupp, Ph.D.	18,750	51,329	(6)	—	20.32	12/18/2016	—	—	—	—
	—	4,921	(6)	—	20.32	12/18/2016	—	—	—	—
	28,909	28,909	(7)	—	11.64	12/19/2015	—	—	—	—
	8,591	8,591	(7)	—	11.64	12/19/2015	—	—	—	—
	18,750	8,213	(4)	—	9.49	12/15/2014	—	—	—	—
	—	10,537	(4)	—	9.49	12/15/2014	—	—	—	—
	4,808	—		—	13.00	12/15/2013	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	—	29,902	(8)	—	8.50	12/20/2012	—	—	—	—
	—	3,431	(8)	—	8.50	12/20/2012	—	—	—	—
	—	15,000	(8)	—	8.50	12/18/2011	—	—	—	—
	—	8,594	(8)	—	8.50	1/5/2011	—	—	—	—
	—	1,405	(8)	—	8.50	1/5/2011	—	—	—	—
____________________

(1)	This stock option award was granted to the Named Officer on December 17, 2007 and vests at a rate of 25% per year over the first four years of the option term.

(2)	This stock option award was granted to the Named Officer on December 18, 2006 and vests at a rate of 25% per year over the first four years of the option term.

(3)	This stock option award was granted to the Named Officer on December 19, 2005 and vests at a rate of 25% per year over the first four years of the option term.

(4)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 15, 2004. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(5)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 17, 2007. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(6)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 18, 2006. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(7)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 19, 2005. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(8)	The stock option award was granted to the Named Officer on January 5, 2005, and vests 100% any time after January 5, 2008 if the Company’s products achieve gross sales of at least $100 million during any consecutive twelve-month period (either directly by the Company or through its licensees).

(9)	The stock award was granted to the Named Officer on December 17, 2007 and vests 100% upon the fifth anniversary of the date of grant.

(10)	Reflects the closing price per share of the Company’s common stock on the NASDAQ Global Market on December 31, 2007.

Option Exercises and Stock Vested

     The following table and explanatory footnotes provide information with regard to amounts received by our Named Officers during 2007 as a result of the exercise of stock options.

OPTION EXERCISES AND STOCK VESTED

	Option awards		Stock awards
	Number of	Value	Number of	Value
	shares	realized	shares	realized
	acquired	upon	acquired	on
	on exercise	exercise	on vesting	vesting
Name	(#)	($)(1)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Leonard S. Schleifer, M.D., Ph.D.	37,370	510,287	—	—
George D. Yancopoulos, M.D., Ph.D.	130,000	1,708,294	—	—
Murray A. Goldberg	38,813	676,099	—	—
Neil Stahl, Ph.D.	25,000	433,000	—	—
Randall G. Rupp, Ph.D.	31,250	440,653	—	—
____________________

(1)	Amounts reflect the difference between the exercise price of the option(s) and the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Market on the exercise date(s).

Equity Compensation Plan Information

     The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2007.

	(a)	(b)	(c)
Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column(a))
Equity compensation plans approved by	17,672,356	17.05	489,893 shares
security holders (1)	shares of		of common stock (3)
common stock
Equity compensation plans not approved	0	$ 0.00	44,246 shares of
by security holders (2)			Class A stock
Total	17,672,356	17.05	534,139 shares
	shares of		of common stock
	common stock		and Class A stock
____________________

(1)	The equity compensation plans approved by the security holders are the 2000 Long-Term Incentive Plan and the 1990 Long-Term Incentive Plan.

(2)	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan which is described in note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on February 27, 2008.

(3)	There is no restriction on the number of shares that may be issued under the 2000 Long-Term Incentive Plan in the form of Restricted Stock.

Post-Employment Compensation

     The tables on pages 39 and 41 reflect the severance benefits available to our Named Officers. For our Chief Executive Officer, we show the amounts payable upon his voluntary termination, involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other Named Officers, the only post-termination compensation arrangement is through our change of control severance plan. Consequently, the only amounts payable to them are upon an involuntary or not-for-cause termination in connection with a corporate change of control.

     Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

     We entered into an employment agreement with our Chief Executive Officer, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. Pursuant to this agreement, we agreed that in the event that Dr. Schleifer’s employment is terminated by us other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, together called an “involuntary termination”), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average bonus paid over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer’s employment is terminated for any reason other than for cause, all of his unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise the stock options throughout their original term, which is generally ten years from the date of grant.

     Upon an involuntary termination within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average bonus over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for thirty-six months. Upon such an involuntary termination in connection with a change of control, Dr. Schleifer’s outstanding stock options will vest immediately and remain exercisable throughout their original term, which is generally ten years from the date of grant. If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer’s cash severance payments and benefits under the agreement by less than ten percent, in which case such benefits and payments will be reduced accordingly.

     The following table reflects the potential payments to our Chief Executive Officer upon his termination or resignation effective December 31, 2007, under different scenarios, including following a change of control, as well as upon death or disability.

Potential Severance Payments Under Dr. Schleifer’s Employment Agreement

							Value of
			Medical				Accelerated
	Cash		Insurance		Death	Disability	Stock	Total
	Severance		Continuation		Benefits (6)	Benefits	Option Stock	Amount
Involuntary Termination	$3,138,300	(1)	$94,484	(2)	—	—	$3,745,615 (3)	$6,978,399
Following a Change of
Control
Involuntary Termination	$1,307,625	(4)	$47,242	(5)	—	—	—	$1,354,867
Death	—		$47,242	(5)	—	—	—	$ 47,242
Disability	—		$47,242	(5)	—	$359,625 (7)	—	$ 406,867
____________________

(1)	Equal to three times the sum of (a) Dr. Schleifer’s 2007 base salary and (b) the average bonus paid to Dr. Schleifer over the prior three years. For purposes of this calculation, (i) we used Dr. Schleifer’s 2007 base salary and the bonuses paid to Dr. Schleifer in 2005, 2006, and 2007, for performance in 2004, 2005, and 2006, respectively, (ii) we assumed that Dr. Schleifer received his 2007 bonus described in the Summary Compensation Table on page 32, (iii) we took into consideration, for purposes of determining whether Dr. Schleifer was entitled to receive a gross-up payment under the terms of his employment agreement, the fact that Dr. Schleifer’s stock options continue to vest according to their original vesting schedule following an involuntary termination (other than in connection with a change of control), (iv) we assumed an 8% annual increase in medical, dental, and life insurance premiums for 2008, 2009, and 2010, (v) we assumed that the medical insurance benefits received in 2008, 2009, and 2010 would be taxable and that Dr. Schleifer would be eligible for a tax gross-up for these benefits under the terms of his employment agreement, and (vi) although Dr. Schleifer’s employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of this calculation.

(2)	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental and life insurance benefits for thirty-six months.

(3)	Equal to the aggregate amount of the differences between the exercise prices of Dr. Schleifer’s accelerated stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Market on December 31, 2007.

(4)	Equal to 1.25 times the sum of (a) Dr. Schleifer’s 2007 base salary and (b) the average bonus paid to Dr. Schleifer over the past three years. For purposes of this calculation, we used Dr. Schleifer’s bonuses paid in 2005, 2006, and 2007 and assumed that Dr. Schleifer received his 2007 bonus described in the Summary Compensation Table on page 32.

(5)	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months.

(6)	We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.

(7)	Represents 35% of Dr. Schleifer’s 2007 salary over a period of eighteen months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer’s employment agreement for the remaining 65% of Dr. Schleifer’s salary.

     Change in Control Severance Plan

     Each of the Named Officers, other than our Chief Executive Officer and Dr. Rupp, who will retire from the Company effective September 1, 2008, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control.

     Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or in designated cases, including the Named Officers other than Dr. Schleifer, two, times the sum of the participant’s annual base salary and his or her average bonus over the prior three years if, within twenty-four months after or six months before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant’s employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump sum severance payment. A participant so terminated is also entitled to receive a pro rata bonus for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant’s cost would have been if he or she had continued employment.

     In the event that a plan participant resigns his or her employment for Good Reason, or the participant’s employment is terminated by the Company for any reason other than Cause, in either case within twenty-four months after or six months before a change in control, then the participant’s stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) thirty days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant’s termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

     In the event that a participant would become subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

     The following table shows the potential payments to our Named Officers (other than our Chief Executive Officer and Dr. Rupp, who will retire from the Company effective October 1, 2008 and no longer participates in the Change of Control Severance Plan) upon their termination (other than for Cause) or resignation for Good Reason, in the two years following, or the six months prior to, a change of control. The table assumes an effective termination or resignation date of December 31, 2007.

Potential Payments Under Change of Control Severance Plan

			Value of
		Medical	Accelerated Stock
	Cash	Insurance	Option/Restricted	Total
	Severance (1)	Continuation (2)	Stock (3)	Amount
George D. Yancopoulos, M.D., Ph.D.	$ 1,730,267	$65,480	$22,742,742	$24,538,489
Murray A. Goldberg	$ 1,154,000	$50,440	$ 1,780,294	$ 2,984,734
Neil Stahl, Ph.D.	$ 1,015,600	$28,949	$ 3,588,896	$ 4,633,445
____________________

(1)	Equal to two times the sum of (a) the Named Officer’s 2007 base salary and (b) the average bonus paid to the Named Officer over the prior three years. For purposes of this calculation, (i) we used base salaries paid to the Named Officers in 2007, and bonuses paid to the Named Officers in 2005, 2006, and 2007, for performance in 2004, 2005, and 2006, respectively, (ii) we assumed that each Named Officer received his 2007 bonus described in the Summary Compensation Table on page 32, (iii) we took into consideration, for purposes of determining whether each Named Officer was entitled to receive a gross-up payment under the terms of the change in control severance plan, the fact that each Named Officer’s stock options vest and remain exercisable for the lesser of (x) the remaining option term or (y) one year (two years in the case of retirement-eligible executives, including Mr. Goldberg) following an involuntary termination without Cause or termination for Good Reason following a change in control; and parachute payments for time vesting stock options and restricted stock were valued using Internal Revenue Code Revenue Procedure 2003-68 Safe Harbor and Treas. Reg. Section 1.28G-1 Q&A 24(c), (iv) we assumed an 8% annual increase in medical, dental, and life insurance premiums and employer cost of tax and financial planning advisory services for 2008 and 2009, (v) we assumed that the medical insurance benefits received in 2008 and 2009 would be taxable and that the Named Officers would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan, and (vi) although the change in control severance plan provides for restrictive covenants, including a one-year covenant prohibiting the solicitation of company employees, no specific value has been ascribed to these covenants.

(2)	Equal to the estimated cost of providing each Named Officer and his dependents medical, dental, and life insurance benefits for twenty-four months, plus the estimated cost of providing each Named Officer tax and financial planning advisory services for twenty-four months.

(3)	For stock options, equal to the aggregate amount of the differences between the exercise prices of each Named Officer’s accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Market on December 31, 2007 of $24.15. The amounts include the acceleration of stock options granted to these Named Officers in January 2005 as part of a stock option exchange program. Dr. Schleifer was not eligible to participate in the stock option exchange program. For Dr. Yancopoulos, the amount also includes the value as of December 31, 2007 of the unvested restricted shares granted to him in 2007.

OTHER MATTERS

When are shareholder proposals due for the 2009 Annual Meeting of Shareholders?

     A shareholder wishing to present a proposal at the 2009 Annual Meeting of Shareholders must submit the proposal in writing and it must be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 by December 29, 2008, and must satisfy the other conditions established by the Securities and Exchange Commission in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

     Under our By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2009 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days notice or public disclosure of the date of the 2009 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our By-Laws. Assuming our 2009 Annual Meeting is held on June 12, 2009 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2009 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 14, 2009 and no later than April 13, 2009. Any proposal received outside of such dates will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

What happens if multiple shareholders share an address?

     Applicable rules permit brokerage firms and the Company to send one Annual Report and proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one Annual Report and one proxy statement to multiple shareholders sharing the same address. If you wish to receive a separate proxy statement for the 2008 Annual Meeting or a 2007 Annual Report, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, or by calling us at 914-345-7400 and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

     We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

Who will pay the costs related to this proxy statement and the Annual Meeting?

     The solicitation of proxies is being made on behalf of the Company and we will bear the costs of the solicitation. We will be responsible for paying for all expenses to prepare, print and mail the proxy materials to shareholders. In accordance with the regulations of the Securities and Exchange Commission, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone or personal interviews.

When can you expect to receive a 2007 Annual Report?

     Our Annual Report for the year ended December 31, 2007 is being mailed or made available electronically to shareholders together with these proxy materials. Both the Annual Report and this proxy statement will be posted both at our corporate website (www.regeneron.com) and at the website identified in the Notice of Annual Meeting accompanying this proxy statement (http://ww3.ics.adp.com/streetlink/regn) when they are distributed to shareholders. In addition, interested shareholders may obtain without charge a copy of our Annual Report on Form 10-K (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2007, required to be filed with the Securities and Exchange Commission, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 345-7400.

In the future, how can you receive the Company’s proxy materials and annual report electronically instead of receiving these materials through the mail?

     Instead of receiving copies of future Company proxy statements and annual reports in the mail, shareholders may elect to receive an e-mail with a link to these documents on the Internet. Receiving these documents online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

     If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company’s 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

APPENDIX A

REGENERON PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

1. Purpose; Establishment

     The Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of the Company (as defined below) and its shareholders by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the Long-Term success of the Company; to compensate the Company’s nonemployee directors and provide incentives to such nonemployee directors that are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, consultants and nonemployee directors in fulfilling their personal responsibilities for long-range achievements.

     The Plan was adopted and approved by the Board of Directors (defined below) on April 25, 2000 and became effective as of such date, subject to the approval of the shareholders of the Company which occurred on June 9, 2000. Thereafter, and prior to the adoption and approval of this Amended and Restated 2000 Long-Term Incentive Plan, the Plan was amended from time to time by the Board of Directors and such amendments were approved by the shareholders of the Company.

2. Definitions

     As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Affiliate” means any entity if, at the time of granting of an Award (A) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (B) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)	“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

(c)	“Award” shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

(d)	“Board of Directors” shall mean the Board of Directors of Regeneron Pharmaceuticals, Inc.

(e)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 20% or more of the Company’s then outstanding securities, excluding any Person who is an officer or director of the Company or who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)	“Committee” shall mean, at the discretion of the Board of Directors, the full Board of Directors or a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

(h)	“Company” shall mean Regeneron Pharmaceuticals, Inc., a New York corporation, and, where appropriate, each of its Affiliates.

(i)	“Company Stock” shall mean the common stock of the Company, par value $.001 per share.

(j)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(k)	“Effective Date” shall mean April 25, 2000.

(l)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)	The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the average of the high and low sales price per share of Company Stock on the national securities exchange or national market system on which such stock is principally traded on such date or, if such date is not a trading day, on the last preceding date on which there was a sale of such stock on such exchange, or (2) if the shares of Company Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith.

(n)	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(o)	“Nonemployee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

(p)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(q)	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 (or, with respect to a Nonemployee Director, pursuant to Section 12 hereof).

(r)	“Other Award” shall mean an award granted pursuant to Section 11 hereof.

(s)	“Participant” shall mean an employee or consultant of the Company to whom an Award is granted pursuant to the Plan, or upon the death of the employee or consultant, his or her successors, heirs, executors and administrators, as the case may be.

(t)	“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(u)	“Phantom Stock” shall mean the right, granted pursuant to Section 9, to receive in cash or shares the Fair Market Value of a share of Company Stock.

(v)	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(d).

(w)	“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(x)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(y)	“Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10.

(z)	“Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(aa)	“Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3. Stock Subject to the Plan

(a)	Shares Available for Awards

The shares of Company Stock that may be issued with respect to Awards made under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company treasury (including authorized and issued shares of Company Stock acquired or purchased by the Company and held by the Company as treasury shares). Subject to the subsequent provisions of this Section 3, including the adjustment provisions contained herein, the maximum number of shares of Company Stock that may be delivered pursuant to Awards made under the Plan shall equal the sum of: (i) 28,500,000 shares of Company Stock; (ii) any shares of Company Stock previously reserved for issuance under the Company’s 1990 Long-Term Incentive Plan (the “Prior Plan”), but which remain unissued as of June 14, 2002 and any shares of Company Stock that are represented by awards granted under the Prior Plan which are forfeited, expire, or are cancelled without delivery of shares of Company Stock; and (iii) any shares of Company Stock that again become available for Awards pursuant to Section 3(e) below. Notwithstanding the foregoing, the maximum number of shares of Company Stock that may be issued pursuant to Incentive Stock Options shall be 28,500,000 shares.

(b)	Individual Limitation

To the extent required by Section 162(m) of the Code, the total number of shares of Company Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Company Stock, i.e., Phantom Stock), awarded to any employee shall not exceed 1,500,000 shares during any tax year of the Company in which the employee first becomes employed by the Company or a Subsidiary, or 1,000,000 shares in any other tax year of the Company (in each case subject to adjustment as provided herein). In addition, for any tax year of the Company, the maximum number of shares of Restricted Stock that may be granted to a Covered Employee for which the lapse of the restrictions of Section 8(d) is subject to the attainment of preestablished performance goals in accordance with Section 8(j) shall not exceed 200,000 (subject to adjustment as provided herein).

(c)	Adjustment for Change in Capitalization

In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, unless the Committee determines that it is otherwise inappropriate, (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants and Nonemployee Directors without change in the aggregate purchase price; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(d)	Adjustment for Change or Exchange of Shares for Other Consideration

In the event the outstanding shares of Company Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction (“Transaction”), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Company Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable (or the other Award shall thereafter represent) shall be the kind and amount so receivable per share by a plurality of the shares of Company Stock, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of Company Stock covered by the Award would have been changed or exchanged had they been held by a shareholder of the Company.

(e)	Reuse of Shares

The following shares of Company Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever and any shares of Restricted Stock forfeited, and (2) any previously owned or withheld shares of Company Stock obtained by the Participant pursuant to an Option exercise and received by the Company (whether by actual delivery or attestation) in exchange for Option shares upon a Participant’s exercise of an Option, as permitted under Section 7(c)(3) hereof.

4. Administration of the Plan

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (b) subject to Section (b) hereof, accelerate the Vesting Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock or other Award or otherwise adjust any of the terms applicable to any such Award. Except pursuant to the operation of Section 3(c) or 3(d), the Committee shall not have the authority to decrease the exercise price of Options granted under the Plan.

5. Eligibility

     The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of the Company), Nonemployee Directors and nonemployee service providers and consultants, in each case as the Committee shall select from time to time. Nonqualified Stock Options shall be granted to Nonemployee Directors in accordance with the provisions of Section 12 hereof and as otherwise determined by the Committee. The grant of any Award hereunder at any time to any employee, service provider or consultant shall not entitle such person to a grant of an Award at any future time.

6. Awards Under the Plan; Agreement

     The Committee may grant Options, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Nonqualified Stock Options shall be granted to Nonemployee Directors in accordance with Section 12 hereof.

     Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7. Options

(a)	Identification of Options

Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)	Exercise Price

Each Agreement with respect to an Option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; provided, however, that the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

(c)	Term and Exercise of Options

(1) Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 20% of the shares covered thereby on each of the first, second, third, fourth, and fifth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than ten (10) years after the date of grant.

	(2)	To the extent that an Option to purchase shares is not exercised by a Participant when it becomes initially exercisable, it shall not expire but carry forward and shall be exercisable until its expiration or as provided by Section 7(e) hereof. If any Option is exercisable in the amount of one hundred (100) or more full shares of Company stock, the Company shall not be obligated to permit the partial exercise of such exercisable Option for less than one hundred (100) full shares.

	(3)	An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods as the Committee may from time to time authorize. In the case of a Participant or Nonemployee Director who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

	(4)	Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant, Nonemployee Director or other person entitled to receive such shares, and delivered to the Participant, Nonemployee Director or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)	Limitations on Incentive Stock Options

	(1)	To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

	(2)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted, and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)	Effect of Termination of Employment

	(1)	In the event that the employment of a Participant with the Company shall terminate for any reason other than (A) Cause, as defined in the Agreement, or (B) death, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the Agreement (or as may be provided by the Committee), but in no event following the expiration of its term. The treatment of any Option that remains unexercisable as of the date of termination shall be as set forth in the Agreement (or as may be otherwise determined by the Committee).

	(2)	In the event that the employment of a Participant with the Company shall terminate on account of the death of the Participant, all Options granted to such Participant that remain outstanding as of the date of death, shall become fully exercisable and shall remain exercisable by the Participant’s legal representatives, heirs or legatees for such period as may be provided in the Agreement (or as otherwise may be determined by the Committee), but in no event following the expiration of its term. Cessation of active employment or service due to commencement of long-term disability as determined by the Committee shall not be deemed to constitute a termination of employment or service for purposes of the Plan, and during the continuance of such long-term disability the individual shall be deemed to continue active employment or service with the Company; provided, however, that the Committee may in its sole discretion determine that a Participant’s long-term disability constitutes a permanent disability and may deem such permanent disability to be a termination of employment or service for any or all purposes under this Plan.

(3) In the event of the termination of a Participant’s employment for Cause, as defined in the Agreement, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(f)	Acceleration of Exercise Date Upon Change in Control

The Committee in its sole and absolute discretion may provide, either at the time of grant as provided in the Agreement or thereafter, that upon the occurrence of a Change in Control, an Option granted under the Plan and outstanding at such time shall (1) become immediately exercisable in whole or in part (in which case the Committee shall determine the period during which such Option shall remain exercisable), and/or (2) be canceled in exchange for the right to receive property equivalent in value to such Option, as determined by the Committee.

(g)	Leave of Absence

In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after its expiration.

8. Restricted Stock

(a)	Price

At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)	Vesting Date

Subject to Section 31 hereof, at the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

(c)	Conditions to Vesting

Subject to Section 31 hereof, at the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(d)	Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(e)	Dividends on Restricted Stock

The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)	Issuance of Certificates

(1) Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Regeneron Pharmaceuticals, Inc. Amended and Restated 2000 Long Term Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

(2) Each certificate issued pursuant to this Section 8(f), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

(g)	Consequences of Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 8(f).

(h)	Effect of Termination of Employment

(1) Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee’s amendment authority pursuant to Section 4, upon the termination of a Participant’s employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole and absolute discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant’s rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(2) In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares.

(i)	Effect of Change in Control

The Committee in its sole and absolute discretion may provide, either at the time of grant or thereafter, that upon the occurrence of a Change in Control, shares of Restricted Stock which have not theretofore vested shall immediately vest in whole or in part and all restrictions on such shares shall immediately lapse in whole or in part.

(j)	Special Provisions Regarding Awards

Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Covered Employees may be based on the attainment by the Company of performance goals pre-established by the Committee, based on one or more of the following criteria (in each case, as determined in accordance with generally accepted accounting principles): (1) return on total shareholder equity; (2) earnings per share of Company Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) revenues; (6) return on assets; (7) market share; (8) cost reduction goals; (9) any combination of, or a specified increase in, any of the foregoing; (10) the achievement of certain target levels of discovery and/or development of products, including, without limitation, the regulatory approval of new products; (11) the achievement of certain target levels of sales of new products or licensing in or out of new drugs; (12) the achievement of certain research and development objectives; (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; and (14) such other criteria as the shareholders of the Company may approve. In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

9. Phantom Stock

(a)	Vesting Date

Subject to Section 31 hereof, at the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)	Benefit Upon Vesting

Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive, within thirty (30) days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests, and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)	Conditions to Vesting

Subject to Section 31 hereof, at the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, to be contained in the Agreement.

(d)	Effect of Termination of Employment

Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee’s amendment authority pursuant to Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant’s termination of employment for any reason.

(e)	Effect of Change in Control

The Committee in its sole and absolute discretion may provide, either at the time of grant or thereafter, that upon the occurrence of a Change in Control, outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest in whole or in part and payment in respect of such vested shares shall be made in accordance with the terms of this Plan.

(f)	Special Provisions Regarding Awards

Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 9 to Covered Employees may be based on the attainment by the Company of one or more of the performance criteria set forth in Section 8(j) hereof, in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Stock award shall be paid to a Covered Employee until the attainment of the respective performance measures have been certified by the Committee.

10. Stock Bonuses

     In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Covered Employees shall be eligible to receive Stock Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

11. Other Awards

     Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards, subject to Section 31 hereof.

12. Nonemployee Director Formula Stock Options

     The provisions of this Section 12 shall apply only to grants of Nonqualified Stock Options to Nonemployee Directors.

(a)	General

Nonemployee Directors shall receive Nonqualified Stock Options under the Plan. The exercise price per share of Company Stock purchasable pursuant to a Nonqualified Stock Option granted to a Nonemployee Director shall be the Fair Market Value of a share of Company Stock on the date of grant.

(b)	Timing of Grant

On the first business day (i.e., a day other than Saturday, Sunday or any other day in which the securities exchange on which the Company Stock trades is closed) following January 1 of each calendar year, each then serving Nonemployee Director shall be automatically granted a Nonqualified Stock Option to purchase 15,000 shares of Company Stock. In addition, on the date that shareholders approve this Plan, each then Nonemployee Director shall be automatically granted a Nonqualified Stock Option to purchase 5,000 shares of Company Stock.

(c)	Method and Time of Payment

Each Nonqualified Stock Option granted under this Section 12 shall be exercised in the manner described in Section 7(c)(3).

(d)	Term and Exercisability

Each Nonqualified Stock Option granted under this Section 12 shall (1) become cumulatively exercisable as to 33-1/3% of the shares covered thereby on each of the first, second and third anniversaries of the date that the Nonqualified Stock Option is granted and (2) expire ten years from the date of grant. The exercisability of each Nonqualified Stock Option granted to a Nonemployee Director shall be subject to an acceleration of exercisability upon a Change in Control as described in Section 7(f).

(e)	Termination

Except as the Committee in its sole and absolute discretion may otherwise provide in an applicable Agreement, and subject to the Committee’s amendment authority pursuant to Section 4, in the event of the termination of a Nonemployee Director’s service with the Company other than for Cause, as defined in the Agreement, any outstanding Nonqualified Stock Option held by such Nonemployee Director under this Section 12, to the extent that it is exercisable on the date of such termination, may be exercised by such Nonemployee Director (or, if applicable, by his or her executors, administrator, legatees or distributees) during such period as may be provided in the Agreement (or as may be otherwise determined by the Committee) but in no event following the expiration of such Nonqualified Stock Option, and the remainder of the Nonqualified Stock Option which is not exercisable on the date of such termination, shall expire at the commencement of business on the date of such termination. In the event of the termination of a Nonemployee Director’s service with the Company for Cause, as defined in the Agreement, all outstanding Nonqualified Stock Options granted to such Nonemployee Director shall expire at the commencement of business on the date of such termination. For purposes of the Plan, any termination of a Nonemployee Director’s service with the Company shall not be deemed to occur if the Nonemployee Director continues to serve as consultant, employee or in any other capacity.

13. Rights as a Shareholder

     No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14. No Employment Rights; No Right to Award

     Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

15. Securities Matters

(a)	The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)	The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16. Withholding Taxes

     Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

     Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

17. Notification of Election Under Section 83(b) of the Code

     If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service.

18. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

     Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

19. Amendment or Termination of the Plan

     The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such shareholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

20. Transferability

     Upon the death of a Participant or Nonemployee Director, outstanding Awards granted to such Participant or Nonemployee Director may be exercised only by the executor or administrator of the Participant’s or Nonemployee Director’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant or Nonemployee Director and to be bound by the acknowledgments made by the Participant or Nonemployee Director in connection with the grant of the Award.

     During the lifetime of a Participant or Nonemployee Director, the Committee may, in its sole and absolute discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant or Nonemployee Director may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant or Nonemployee Director may be made in exchange for consideration.

21. Expenses and Receipts

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award shall be used for general corporate purposes.

22. Failure to Comply

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant or Nonemployee Director (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant or Nonemployee Director (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23. Effective Date and Term of Plan

     The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on December 31, 2013. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24. Applicable Law

     Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

25. Participant Rights

     No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award (including a transferee of a Nonemployee Director) shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Company Stock certificate to him or her for such shares.

26. Unfunded Status of Awards

     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27. No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28. Beneficiary

     A Participant or Nonemployee Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant or Nonemployee Director, the executor or administrator of the Participant’s or Nonemployee Director’s estate shall be deemed to be the grantee’s beneficiary.

29. Interpretation

     The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Sections 162(m) and 409A of the Code, and all provisions hereof shall be construed in a manner to so comply.

30. Severability

     If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

31. Certain Limitations on Vesting of Awards Other than Options and Stock Appreciation Rights.

     Notwithstanding any provisions of the Plan to the contrary (but subject to the last two sentences of this Section 31), if the vesting condition for any Award (other than an Option or a stock appreciation right) made to a Participant who is an employee is based solely upon continued employment for a period of time, such vesting period shall not be less than 36 months for the vesting of the entire Award; provided that one third of each such Award may vest on each anniversary of the date of grant prior to the completion of such 36 month period. If the vesting condition for any Award (other than an Option or a stock appreciation right) made to a Participant who is an employee is based upon the attainment of specified performance measures, such performance vesting period shall not be less than one (1) year. The provisions of this Section 31 shall not be construed to limit the authority of the Committee to provide for accelerated vesting upon a Change in Control or upon a termination of a Participant’s employment and shall not apply to awards granted prior to April 28, 2008. In addition, the Committee may, in its discretion, grant Awards after April 28, 2008 with respect to not more than 1,000,000 shares of Company Stock which do not comply with the conditions of this Section 31 (for the avoidance of doubt it being understood that this Section 31 does not limit or restrict in any way the vesting conditions that may be applicable to Awards consisting of Options or stock appreciation rights).

REGENERON PHARMACEUTICALS, INC.
777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 12, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Regeneron Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 12, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regeneron Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	REGEN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
REGENERON PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR the election of all Director Nominees named below and FOR Proposals 2 and 3.
	Vote on Directors 1. Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
	01) Alfred G. Gilman, M.D., Ph.D. 02) Joseph L. Goldstein, M.D. 03) P. Roy Vagelos, M.D.	☐	☐	☐

Vote on Proposals						For	Against	Abstain

2.

Proposal to approve the amendment and restatement of the Company’s 2000 Long-Term Incentive Plan, as amended (the “2000 Plan”), which increases by 10,000,000 the number of shares of common stock authorized for issuance under the 2000 Plan, extends the term of the 2000 Plan until December 31, 2013 and includes certain “best practices” in stock plan design, which approval shall also constitute re-approval for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended, of certain performance goals in the 2000 Plan that may be applied to awards thereunder.

						☐	☐	☐

3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.					☐	☐	☐

In their discretion, the named proxies may vote on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. IF YOU SIGN AND RETURN YOUR PROXY CARD IN A TIMELY MANNER, BUT DO NOT INDICATE HOW THESE SHARES ARE TO BE VOTED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE AND FOR EACH OF PROPOSALS 2 AND 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY

Note: Please sign exactly as your name or names appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

ANNUAL MEETING OF SHAREHOLDERS OF

REGENERON PHARMACEUTICALS, INC.

June 13, 2008

IMPORTANT

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned a proxy.

Important Notice Regarding The Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 13, 2008: The Proxy Statement and Annual Report to Shareholders are available at http://ww3.ics.adp.com/streetlink/regn.

The Annual Meeting will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and will begin at 10:30 a.m. (Eastern Time). Directions to this location are available on our website at www.regeneron.com.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach and mail in the envelope provided. ê

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

REGENERON PHARMACEUTICALS, INC.

The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and Stuart A. Kolinski, and each of them individually, as lawful proxies, with full power of substitution, and hereby authorizes them, and each of them individually, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock and Class A Stock of Regeneron Pharmaceuticals, Inc. which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company to be held on June 13, 2008 or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

(Continued, and to be marked, dated, and signed on the reverse side)